CREDIT AGREEMENT

between

PHYTO-SOURCE, L.P.

Borrower

and

SOUTHWEST BANK OF TEXAS, N.A.

Lender

Dated as of August 4, 2003

TABLE OF CONTENTS

i

8.6	Environmental Matters	14
8.7	Ownership of Assets; Liens	14
8.8	Debt	14
8.9	Insurance	14
8.10	Full Disclosure	14
8.11	Place of Business	14
8.12	Regulations U and X	15
8.13	Subsidiaries	15
8.14	ERISA	15
8.15	Investment Company Act Compliance	15
8.16	Public Utility Holding Company Act Compliance	15
8.17	Fiscal Year	15
8.18	Equipment	15

SECTION 9. AFFIRMATIVE COVENANTS		15
9.1	Items to be Furnished	15
9.2	Books and Records	16
9.3	Inspections	16
9.4	Taxes	16
9.5	Maintenance of Existence, Assets, and Business	16
9.6	Insurance	17
9.7	Further Assurances	17
9.8	Environmental Laws	17
9.9	Expenses	17
9.10	Operating Accounts	17
9.11	Accounts Receivable and Payable	17
9.12	Guarantors	17
9.13	Notices	17

SECTION 10. NEGATIVE COVENANTS		18
10.1	Debt	18
10.2	Liens	18
10.3	Compliance with Laws and Documents	18
10.4	Loans, Advances, and Investments	18
10.5	Mergers and Dissolutions	19
10.6	Assignment	19
10.7	Fiscal Year and Accounting Methods	19
10.8	Sale of Assets	19
10.9	New Businesses	19
10.10	Limitations on Contingent Liabilities	19
10.11	ERISA Compliance	19
10.12	Transactions with Affiliates and Other Persons	20
10.13	Subordination of Claims	20
10.14	Ownership of Borrower	20
10.15	Amendments	20

SECTION 11. FINANCIAL COVENANTS		20
11.1	Minimum Tangible Net Worth	20
11.2	Minimum Cash Flow Coverage	20

11.3	Minimum Working Capital	20

SECTION 12. DEFAULT		20
12.1	Existing Credit Agreement	20
12.2	Payment	20
12.3	Covenants	21
12.4	Debtor Relief	21
12.5	Judgments and Attachments	21
12.6	Receiver	21
12.7	Misrepresentation	21
12.8	Default Under Other Agreements	21
12.9	Validity and Enforceability of Loan Documents	21
12.10	Indictment	22
12.11	Borrower's and Guarantor's Obligations	22

SECTION 13. RIGHTS AND REMEDIES.		22
13.1	Remedies Upon Default.	22
13.2	Cumulative Rights; Waivers	22
13.3	INDEMNITY	22

SECTION 14. MISCELLANEOUS.		23
14.1	Headings	23
14.2	Non-Business Days	23
14.3	Communications	23
14.4	Survival	23
14.5	Governing Law	24
14.6	Invalid Provisions	24
14.7	Multiple Counterparts	24
14.8	Amendments, Consents, Conflicts, and Waivers; Successors and Assigns;
	Participation.	24
14.9	ARBITRATION	24
14.10	ENTIRETY	25

SCHEDULES AND EXHIBITS

SCHEDULE 1

Parties, Addresses, and Wiring or Account Information

SCHEDULE 6

Conditions Precedent

SCHEDULE 7.1

Security Instruments

SCHEDULE 8.4

Litigation and Claims

SCHEDULE 8.7

Permitted Liens

SCHEDULE 8.8

Permitted Debt

SCHEDULE 8.13

Subsidiaries

SCHEDULE 10.14

Ownership of Borrower

EXHIBIT A

Revolving Note

EXHIBIT B

Term Note

EXHIBIT C

Guaranty Agreement

EXHIBIT D

Notice of Borrowing

EXHIBIT E

Compliance Certificate

EXHIBIT F

Borrowing Base Certificate

EXHIBIT G

Security Agreement

EXHIBIT H

Deed of Trust

EXHIBIT I

Subordination Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement") is entered into as of August 4, 2003, between PHYTO-SOURCE, L.P., a Texas limited partnership (the "Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

RECITALS

A.

WHEREAS, Borrower has requested that Lender extend credit to Borrower in the form of a revolving credit facility and a term loan facility.

B.

Lender is willing to extend the credit on the terms and conditions of this Agreement.

Accordingly, Borrower and Lender agree as follow:

SECTION 1.

DEFINITIONS AND TERMS.

1.1

Definitions.  As used in the Loan Documents:

Accounts Receivable means all of Borrower's accounts, deposit accounts, instruments, receivables, accounts receivable, chattel paper, documents, general intangibles, and book debts whether they exist now or arise in the future from Borrower's sale or lease of goods or Borrower's rendition of services, including all amounts due to Borrower from a factor, all returned, reclaimed, refused, or repossessed goods, all books and records pertaining to the foregoing, the cash and non-cash proceeds resulting therefrom and all security and guaranties therefor.

Affiliate means as applied to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means either: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the legal or beneficial ownership of or voting rights with respect to ten percent (10%) or more of the equity interest in such Person.

Agreement means this Credit Agreement, as amended, supplemented, or restated from time to time.

Available Amount means, when determined, in respect of the Revolving Loan the difference of the Revolving Commitment minus the Principal Debt.

Base Rate means the annual interest rate most recently announced by Lender as its prime rate in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

Borrowing means any portion of the Revolving Loan disbursed by Lender to or on behalf of Borrower under the Loan Documents.

Borrowing Base means, when determined, an amount equal to 80% of Eligible Accounts Receivable.

Borrowing Base Certificate means a certificate in the form of Exhibit "F" or any other certificate (addressing at least the same information as Exhibit "F") in lieu thereof in Proper Form.

Borrowing Date  means for any Borrowing requested under a Notice of Borrowing, the date on which funds are to be transferred to, or made available to, or for the account of Borrower.

Business Day means any day  which is not a Saturday, Sunday, or other day on which commercial banks in Houston, Texas are authorized or obligated to close.

Business Entity means a company, corporation, limited liability company, limited partnership, partnership, joint venture, trust, association, or other entity other than a natural person, that has been formed and exists to conduct any line of business.

Capital Lease means any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet.

Cash Flow Coverage Ratio means, for any applicable computation period, the ratio of (a) EBITDA for such period to (b) the sum of all principle & interest paid during such period on all Debt (including subordinated Debt).

Change of Control means (i) the sale, lease, exchange or other transfer of all or substantially all of the assets of Borrower to any Person or (ii) a merger, consolidation or other transaction in which all of the partners of Borrower or General Partners, as a group, immediately prior to the effective date of such merger, consolidation or other transaction have, immediately following such merger, consolidation or other transaction, "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the surviving Business Entity representing fifty percent (50%) or less of the combined voting power of the surviving Business Entity's then-outstanding securities ordinarily having the right to vote at elections of the Governing Body immediately following the effective date of such merger or consolidation.

Closing Date means the date on which this Agreement and each other Loan Document is executed delivered by Bank and Borrower and each condition precedent under Section 6 is satisfied, whether or not a Borrowing is made on that date.

Code means the Internal Revenue Code of 1986, as amended from time to time, and any predecessor statute and any statute enacted in replacement thereof.

Collateral is defined in Section 7.1.

Committed Sum means $1,500,000.00.

Commitment Fee means a fee in the amount of $30,000, payable by Borrower to Lender at Closing.

Compliance Certificate means a certificate signed by a duly authorized officer of Borrower, substantially in the form of Exhibit  "E."

Corporate Action means action taken by the Governing Body of any Business Entity (not just a corporation) in order to authorize such Business Entity pursuant to its Governing Documentation to enter into and become bound by the terms of any particular transaction.

Corporate Power means the power and authority of a Business Entity, under the terms of its Governing Documentation and applicable laws, to enter into, and become bound by, the terms of any particular transaction.

Current Financials means, when determined, the consolidated financial statements of Borrower most recently delivered to Lender under Section 9.1.

Debt means (without duplication), for any Person, (a) all obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) liabilities to the extent secured (or for which and to the extent the holder of the Debt has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to Debt of others.

Debtor Relief Laws means the Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws in effect from time to time affecting the Rights of creditors generally.

Deed of Trust means the Deed of Trust, whether one or more, described on Schedule 7.1 attached hereto as the same may be amended, restated modified from time to time.

Default is defined in Section 12.

Default Rate means an annual rate of interest equal from day to day to the lesser of (a) the Base Rate plus 4.0%, and (b) the Maximum Rate.

Dollar, Dollars and $ mean lawful money of the United States of America.

EBITDA means earnings of Borrower on a consolidated basis in accordance with GAAP for the applicable period before deductions for interest paid, income tax, depreciation and amortization.

Eligible Accounts Receivable means all Accounts Receivable for which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, but does not include (a) any account which is unpaid more than 90 days from its invoice date (except as permitted in writing by Lender, in its sole discretion, in response to

Borrower's written request for a specific exception), (b) any account for which there exists a right of set off, counterclaim, dispute, objection, complaint, defense or discount, except regular discounts allowed in the ordinary course of business to promote prompt payment (and for which no defense or counterclaim has been asserted), (c) any Government Account, (d) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, Affiliate, partner, parent or Subsidiary of Borrower, (e) any accounts arising from sales of goods or services in which the performance of Borrower has been bonded, (f) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Lender of the Account Receivable arising with respect thereto, and (g) any account for which more than 25% of the aggregate receivables is over 90 days past due.

Environmental Law means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

Equipment means all "equipment" as such term is defined in the UCC, including with limitation, all goods used (or purchased for use) in Borrower's business located at the premises identified on Schedule 1 attached hereto, including, without limitation the following, whether now owned by Borrower or acquired by Borrower in the future and regardless of its location, (a) any and all of furnishings, machinery, vehicles (motorized & non-motorized), drilling equipment, tractors, trailers, rigs, furniture, fixtures and equipment including without limitation, all manufacturing, distribution, selling, data processing, and office equipment, and all appliances and trade fixtures (excluding equipment in which Borrower's interest is a leasehold interest), (b) all increases, parts, fittings, accessories, equipment, and special tools now or in the future affixed to any part the items listed in clause (a) preceding, and (c) with respect to the items listed in clauses (a) and (b) preceding, all substitutes and replacements, all accessions and attachments, and all tools, parts, and equipment now or in the future added to or used in connection with those items; and includes without limitation the equipment described on Schedule 2 attached to the Security Agreement (excluding the equipment described on Schedule 3 attached to the Secuirty Agreement).

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

ERISA Affiliate means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

Existing Credit Agreement means that certain Credit Agreement between Borrower and Lender dated effective as of October 30, 2002, as amended or restated from time to time.

Existing Loan Documents means those certain Loan Documents as set forth in the Existing Credit Agreement.

Funded Debt means, when determined, the following as determined in accordance with GAAP:  (a) all obligations of Borrower for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, or otherwise), including, without limitation, Permitted Debt plus (but without duplication) (b) all Capital Lease obligations of Borrower.

GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

General Partner means Phyto-Venture, LLC, a Texas limited liability company and the general partner of Borrower.

Governing Body means, in the case of a corporation, its board of directors, in the case of a limited liability company, its members or its managers, depending on how the management of such Business Entity is allocated in its Governing Documentation, in the case of a general partnership or joint venture, the partners or the joint venturers thereof, respectively, in the case of a limited partnership, the applicable Governing Body of the general partner thereof, if such general partner is a Business Entity, and in the case of any other Business Entity not specified herein, the designees thereof that, pursuant to the Governing Documentation of such Business Entity, fulfill the responsibilities typically discharged by a board of directors of a corporation.

Governing Documentation means, in the case of a corporation, its certification of incorporation, articles of incorporation and by laws, as amended, in the case of a limited liability company, its certificate of formation, its limited liability company agreement, and its operating agreement or regulations (or similar documentation as denominated under the laws of the jurisdiction in which it is formed), in the case of a partnership, joint venture or a limited partnership, the applicable partnership agreement or joint venture agreement, and in the case of any other Business Entity not specifically enumerated herein, the applicable documentation typically utilized in the jurisdiction where such Business Entity has been formed for purposes of initially forming such Business Entity according to the laws of such jurisdiction and thereafter operating and managing such Business Entity.

Government Accounts means accounts receivable owed by the U.S. government or by the government of any state, county, municipality, or other political subdivision as to which Lender's security interest or ability to obtain direct payment of the proceeds is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

Guarantors means, individually and collectively, Chusei (U.S.A.), Inc., a Texas corporation, and Forbes Medi-Tech (USA) Inc., a Delaware corporation.

Guaranty Agreement means the Guaranty Agreement in substantially the form of Exhibit "C" dated the same date as this Agreement and executed by each Guarantor in favor of Lender.

Hazardous Substance means (a) any substance the presence of which requires removal, remediation, or investigation under any applicable Environmental Law, (b) any substance that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any applicable Environmental Law, or (c) petroleum, petroleum products, oil, and asbestos.

Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and the terms of any license or permit issued by, any Tribunal.

Lien means any lien, mortgage, security interest, collateral assignment, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (whether based on common law, constitutional provision, statute or contract) to have its claim satisfied out of any property or assets, or their proceeds, before the claims of general creditors of the owner of the property or assets.

Litigation means any action by or before any Tribunal.

Loan Documents means (a) this Agreement, certificates delivered under this Agreement, and Exhibits and Schedules to this Agreement, (b) the Notes, (c) the Guaranty Agreement, (d) the Subordination Agreement, (e) the Security Documents and all agreements, documents, and instruments in favor of Lender ever delivered to Lender heretofore, as of the date hereof or hereinafter, in connection with or under this Agreement, and (f) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

Loans means the Revolving Loan and the Term Loan.

Material Adverse Event means any circumstance or event that, individually or collectively, would reasonably be expected to result in a material and adverse effect on (a) the ability of Borrower to perform any of its payment or other material obligations under the Loan Documents, or (b) the financial condition of Borrower as represented to Lender in the financial statements delivered on or before the Closing Date in accordance with Schedule 6.

Maximum Amount and Maximum Rate respectively mean, for Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

Notes means, collectively, the Revolving Note and the Term Note and any extension, renewal, rearrangement of, or substitute for either of such Notes.

Notice of Borrowing means a notice substantially in the form of Exhibit "D."

Obligation means all present and future indebtedness, liabilities, and obligations (including under the Notes), and all renewals, increases, and extensions thereof, or any part thereof, now or in the future owed to Lender by Borrower under any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) agreed to and payable by Borrower under the Loan Documents.

Permitted Debt means the Debt described on Schedule 8.8.

Permitted Liens means Liens described on Schedule 8.7.

Person means any individual, entity, or Tribunal.

Plan means, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

Potential Default means the occurrence of any event or existence of any circumstance that would, with the giving of notice or lapse of time or both, become a Default.

Principal Debt means, when determined, the sum of the aggregate amount of the outstanding principal balance of the Revolving Note.

Proper Form shall mean in form and substance reasonably satisfactory to Lender (Lender may consult with counsel in making such determination).

Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 221.

Regulation X means Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 224.

Representatives means representatives, officers, directors, employees, attorneys, and agents.

Revolving Commitment means the obligation of Lender, subject to the provisions of this Agreement and existing only through the last Business Day prior to the Termination Date, with regard to the Revolving Loan, to advance to Borrower or on behalf of Borrower funds, not to exceed at any one time outstanding an amount equal to the lesser of: (1) the Committed Sum and (ii) the Borrowing Base as reflected in the most current Borrowing Base Certificate as approved by Lender.

Revolving Loan is defined in Section 2.1.

Revolving Note means that Revolving Note substantially in the form of Exhibit "A" dated the same date as this Agreement, executed by Borrower and made payable to Lender in the maximum principal amount of  the Committed Sum, and all renewals, extensions, modifications and replacements of or substitutions for, that promissory note.

Rights means rights, remedies, powers, privileges, and benefits.

Schedule means a schedule attached to this Agreement unless specified otherwise.

Security Agreement means, collectively, the Amended, Restated and Combined Security Agreements substantially in the form of Exhibit "G" executed on even date herewith, and any amendments thereto, by Borrower as debtor and Lender as secured party granting Lender a security interest in, among other things, the Collateral as described on Schedule 7.1 attached hereto as the same may be amended, restated or modified from time to time.

Security Documents means the Security Agreement, the Deed of Trust, the financing statements and all documents executed in connection with this Agreement to create or perfect a Lien on the Collateral as the same may be amended, restated or modified from time to time.

Subordination Agreement means a Subordination Agreement, substantially in the form of Exhibit "I" dated as of even date herewith by and among Forbes Medi-Tech (USA) Inc., a Delaware corporation, Lender and Borrower.

Subordinated Debt has the meaning given to such term in the Subordination Agreement.

Subordinated Loan Documents has the meaning given to such term in the Subordination Agreement.

Subsidiary means, as to any Person, any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than fifty percent (50%) of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and any partnership, association, joint venture, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a fifty percent (50%) equity interest at the time.

Tangible Net Worth means, when determined in accordance with GAAP, (a) the aggregate amount at which all assets of Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses (except for that certain Chusei Technology License Agreement dated July 17, 2002), and such other assets that are properly classified as "intangible assets," less (b) the aggregate amount of all Debt, liabilities (including tax and other proper accruals) and reserves of Borrower; provided, however, with respect to Subordinated Debt, only accrued and unpaid interest shall be included in the calculation of Tangible Net Worth.

Taxes means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon that Person, its income, or any of its properties, franchises, or assets.

Termination Date means, (i) with regard to the Revolving Note, the earlier of (a) July 31, 2004, and (b) the effective date that Lender's commitment under this Agreement is otherwise canceled or terminated in accordance with Section 13 of this Agreement, and (ii) with regard to the Term Note, the earlier of (a) July 31, 2006, and (b) the effective date that Lender's commitment under this Agreement is otherwise canceled or terminated in accordance with Section 13 of this Agreement.

Term Loan is defined in Section 2.2.

Term Note means that Term Note substantially in the form of Exhibit "B" dated the same date as this Agreement, executed and made payable to Lender in the maximum principal amount of $3,000,000.00, and all renewals, extensions, modifications and replacements of, or substitutions for, that promissory note.

Tribunal means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

UCC means the Uniform Commercial Code as adopted in Texas and as amended from time to time.

Working Capital means, at any time as determined in accordance with GAAP, the Borrower's current assets minus current liabilities.

1.2

Number and Gender of Words.  The singular number includes the plural where appropriate and vice versa, and words of any gender include each other gender where appropriate.

1.3

Accounting Principles.  Unless specified otherwise, all accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein will be determined in accordance with GAAP.

SECTION 2.

COMMITMENT.

2.1

Revolving Loan.  Subject to the terms and conditions of this Agreement (including, without limitation, the right of Lender to terminate the Revolving Commitment hereunder upon the occurrence of a Default or Potential Default) and relying on the representations and warranties contained in this Agreement, Lender agrees to loan to Borrower an amount not to exceed the Revolving Commitment in one or more Borrowings, which Borrower may borrow, repay, and re-borrow under this Agreement (the "Revolving Loan") and the obligation of Borrower to repay such Revolving Loan shall be evidenced by the Revolving Note.

2.2

Term Loan.  Subject to the terms and conditions of this Agreement and relying on the representations and warranties contained in this Agreement, Lender shall advance to Borrower on or about the Closing Date a term loan in the amount of $3,000,000.00 (the "Term Loan"), and the obligation of Borrower to repay such Term Loan shall be evidenced by the Term Note.

2.3

Termination of Commitment.  The Revolving Commitment shall expire at 2:00 p.m. (Houston, Texas, time) on the last Business Day preceding the Termination Date with regard to the Revolving Note; provided that Borrower's obligations and Lender's Rights under the Loan Documents shall continue in full force and effect until the Obligation is paid in full.

SECTION 3.

TERMS OF COMMITMENT.

3.1

Borrowing Conditions.  Borrowings under the Revolving Loan are subject to the following conditions:

(a)

Each Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; and

(b)

Each Borrowing must be in an amount not less than $10,000 or a greater integral multiple of $10,000; provided that no Borrowing, singly or in the aggregate, may exceed the Available Amount.

3.2

Borrowing Procedure.  Borrower may request a Borrowing by submitting a Notice of Borrowing to Lender.  A Notice of Borrowing is irrevocable and binding on Borrower.  Each Notice of Borrowing must be received by Lender no later than 2:00 p.m. Houston, Texas time on the Business Day prior to the proposed Borrowing Date.

3.3

Mandatory Repayment.  If the Principal Debt at any time exceeds the Revolving Commitment, Borrower on or before the first Business Day of the following month shall make a prepayment of principal to Lender equal to the difference between the Principal Debt outstanding and the Revolving Commitment, together with all accrued and unpaid interest on the amount repaid.

3.4

Permitted Repayment.  Borrower may voluntarily repay all or any part of the Principal Debt or the principal under the Term Note at any time without premium or penalty, subject to the following conditions:

(a)

Lender must receive Borrower's written or telephonic repayment notice by 2:00 p.m. (Houston, Texas, time) on the date of the repayment;

(b)

Borrower's prepayment notice shall specify the prepayment date and the amount or amounts under Revolving Note and/or Term Note to be repaid and shall constitute an irrevocable and binding obligation of Borrower to make a repayment on the designated date; and

(c)

each partial repayment must be in a minimum amount of at least $10,000 or a greater integral multiple of $10,000.

SECTION 4.

TERMS OF PAYMENT.

4.1

Payments.  Borrower must make each payment on the Obligation without offset, counterclaim, or deduction to Lender's principal office, as designated by Lender, in funds that will be available for immediate use by Lender by 2:00 p.m. (Houston, Texas, time) on the day due.  Payments received after such time will be deemed received on the next Business Day.

4.2

Revolving Loan.  Accrued interest on each Borrowing under the Revolving Loan, calculated as set forth in Section 4.5 and Section 4.7, is due and payable in arrears on the first Business Day of each calendar month (commencing September 1, 2003) and on the Termination Date.  Except as provided in Section 3.3, all outstanding Principal Debt and all accrued and unpaid interest is due and payable on the Termination Date with regard to the Revolving Note.

4.3

Term Loan.  Accrued interest on the Term Note, calculated as set forth in Section 4.5 and Section 4.7, is due and payable in arrears on the last Business Day of each calendar quarter (commencing September 30, 2003) and on the Termination Date and principal on the Term Loan is due and payable in equal installments of $250,000.00 on the last Business

Day of each calendar quarter (commencing September 30, 2003), with all accrued and unpaid interest and principal due under the Term Note on the Termination Date with regard to the Term Note.

4.4

Order of Application.  Any payment (including proceeds from the exercise of any Rights) shall be applied in the following order:  (a) to all fees and expenses for which Lender has not been paid or reimbursed under the Loan Documents; (b) to interest accrued on the Principal Debt or accrued under the Term Loan in the order Lender elects; (c) to the remaining Principal Debt or the principal under the Term Loan in the order Lender elects; and (d) to the remaining Obligation in the order and manner Lender deems appropriate.

4.5

Interest.  Except as otherwise provided in Section 4.6, (a) Borrowings under the Revolving Loan shall accrue interest at an annual rate equal to the lesser of (i) the greater of (A) the Base Rate, plus 1% and (B) 5.75% or (ii) the Maximum Rate and (b) Borrowings under the Term Loan shall accrue interest at an annual rate equal to the lesser of (i)  6.0% or (ii) the Maximum Rate.  Each change in the Base Rate or Maximum Rate is effective as of the effective date of such change without notice to Borrower or any other Person.

4.6

Default Rate.  To the extent permitted by Law, beginning on the date that they become past due, all past-due payments of the Obligation accrue interest at the Default Rate until paid, regardless of whether payment is made before or after entry of a judgment.

4.7

Interest Calculations.   Interest will be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day), but computed as if each calendar year consisted of 360 days (unless such computation would result in an interest rate in excess of the Maximum Rate, in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be).  All interest rate determinations and calculations by Lender are conclusive and binding, absent manifest error.

4.8

Maximum Rate.  Regardless of any provision contained in any Loan Document, it is the intention of Borrower and Lender that Lender may not contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest, in violation of any applicable Law and if Lender does so, any excess will be deemed to be and treated as a partial prepayment or repayment of the outstanding principal portion of the Obligation and any remaining excess will be refunded to Borrower.  In determining whether interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as a single extension of credit (Lender and Borrower agree that such is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments or repayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation.  However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lender shall refund any excess (and Lender may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).  If the

Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.  Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not govern or apply to the Obligation.

4.9

Offset.  If a Default exists, Lender is entitled, but is not obligated, to exercise the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that Borrower may now or in the future have with Lender, or which is now or in the future in the possession of Lender, to the extent of the full amount of the Obligation.

SECTION 5.

FEES.   Borrower and Lender agree that any fees charged by Lender under this Agreement, at any time,  (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) are payable in accordance with Section 4.1, (d) are non-refundable, (e) accrue interest, if not paid when due, at the Default Rate, (f) are calculated on the basis of actual number of days elapsed (including the first day but excluding the last day), but computed as if each calendar year consisted of 360 days (unless computation would result in an interest rate in excess of the Maximum Rate, in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be), and (g) are in all events subject to the provisions of Section 4.8.

SECTION 6.

CONDITIONS PRECEDENT.  Lender will not be obligated to fund the initial Borrowing unless it has received (i) the Commitment Fee, (ii) all of the items described on Schedule 6, each in Proper Form, (iii) an appraisal, satisfactory to Lender in its sole discretion, of the collateral and properties subject to the Liens under the Security Documents, (iv) a Phase I Environmental Site Assessment, satisfactory to Lender in its sole discretion, on the properties subjected to the Liens under the Deed of Trust, (v) copies of all surveys, or other legal descriptions, acceptable to Lender, of the properties covered by the Deed of Trust and (vi) a title policy with respect to the properties covered by the Deed of Trust.  In addition, Lender will not be obligated to fund any Borrowing unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing):  (a) Lender has timely received a Notice of Borrowing; (b) all of the representations and warranties of Borrower in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which the representations and warranties are based have been changed by transactions contemplated or permitted by this Agreement); (c) no Material Adverse Event has occurred and is continuing; and (d) no Default or Potential Default exists.  Each Notice of Borrowing delivered to Lender constitutes the representation and warranty by Borrower to Lender that the statements in clauses (b), (c), and (d) above are true and correct in all respects.  Each condition precedent in this Agreement (including, without limitation, matters listed on Schedule 6) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent.  Lender may fund any Borrowing without all conditions being satisfied, but, to the extent permitted by Law, that funding shall not be deemed a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding unless Lender specifically waives each item in writing.

SECTION 7.

SECURITY.

7.1

Collateral.  The complete payment and performance of the Obligation shall be secured by all of the items and types of property described as collateral in the Security Agreement and other Security Documents executed by Borrower in favor of Lender, including those Security Documents executed heretofore, on the date hereof and hereinafter, specifically including, without limitation, those Security Documents described on Schedule 7.1 attached hereto (collectively, the "Collateral").  By execution of this Agreement, Borrower adopts, ratifies and confirms the granting of (and for the sake of clarification re-grants) all security interests and liens pledged by Borrower to Lender in connection with the Existing Loan Documents.

7.2

Financing Statements.  Borrower will execute in Proper Form, financing statements, continuation statements, or termination statements, or take other action reasonably requested by Lender relating to the Collateral, including, without limitation, any Lien search reasonably required by Lender.  Notwithstanding the foregoing, Lender shall be entitled at any time to file, and Borrower hereby authorizes Lender to file, any Security Document, any financing statement or any amendment to either such documents, as financing statements, in any form or medium provided by the UCC, with or without Borrower's signature.

7.3

Guaranty.  Borrower's Obligation shall be guaranteed according to the terms of the Guaranty Agreement.

SECTION 8.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender as follows:

8.1

Existence, Good Standing, and Authority to do Business. Borrower (a) is a Business Entity as described in the Preamble of this Agreement, duly organized, validly existing, and in good standing under the laws of Texas, (b) is duly qualified to transact business and is in good standing as a foreign Business Entity in each jurisdiction where the nature and extent of its business and properties so require, and (c) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business as is now being conducted.

8.2

Authorization, Compliance, and No Default.  The execution and delivery by Borrower of each Loan Document to which it is a party and the performance by it and its obligations thereunder (a) are within its General Partner's Corporate Power, (b) have been duly authorized by all necessary Corporate Action, (c) require no action by or in respect of, or filing with, any Tribunal applicable to it, (d) do not violate any provision of its Governing Documentation or the Governing Documentation of its General Partner, (e) do not violate any material provision of Law applicable to it, (f) do not violate any material agreements to which it is a party (and no default exists on the part of Borrower under any agreement to which it is a party), and  (g) will not result in the creation or imposition of any Lien on any asset of Borrower other than Liens created under the Loan Documents.

8.3

Binding Effect.  This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower enforceable in accordance with their terms.

8.4

Litigation and Claims.  Except as disclosed on Schedule 8.4, Borrower nor Guarantor is subject to, or aware of the threat of, any Litigation or claim involving Borrower or Guarantor, which, if adversely determined, would result in the creation of an obligation or liability of Borrower or Guarantor in excess of $50,000.

8.5

Taxes.  All Tax returns of Borrower and its partners required to be filed have been filed (or extensions have been granted) before delinquency, and all Taxes imposed upon Borrower that are due and payable have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens have been satisfied or non-payment of which would not result in a Material Adverse Event.

8.6

Environmental Matters.  Borrower (a) knows of no environmental condition or circumstance adversely affecting their properties or operations or as described in Phase I Environmental Report set forth in Section 6(vi), (b) has not received any report of any violations of any Environmental Law, and (c) knows of no obligation to remedy any violations of any Environmental Law.  No facility of Borrower is used for, or to the knowledge of Borrower has been used for, storage, treatment, or disposal of any Hazardous Substance in violation of any applicable Environmental Law, other than violations that individually or collectively would not constitute a Material Adverse Event.

8.7

Ownership of Assets; Liens.  Borrower has (a) good and indefeasible title to its real property (including without limitation the real property covered by the Deed of Trust), (b) a vested leasehold interest in all of its leaseholds, and (c) good title to its personal property, all as reflected on the Current Financials (except for property that has been disposed of as permitted by Section 10.8).  Except for Permitted Liens, no Lien exists on any property of Borrower.

8.8

Debt.  Borrower is not an obligor on any Debt other than Permitted Debt.

8.9

Insurance.  Borrower and Guarantors maintain insurance with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self insurance authorized by the jurisdictions in which it operates) concerning their properties and businesses against casualties and contingencies (including business interruptions) and of the types and in the amounts (and with self-insurance, co-insurance, and deductibles) as is customary in the case of similar businesses similarly situated.

8.10

Full Disclosure.  All information furnished by, or caused to be furnished by, Borrower to Lender as of the Closing Date in connection with the Loan Documents and all information furnished by Borrower to Lender in the future (a) was and will be true and accurate in all material respects, and (b) does not and will not fail to state any fact the omission of which would otherwise make any such information materially misleading.

8.11

Place of Business.  Borrower's principal place of business and chief executive offices are that address set out on Schedule 1.

8.12

Regulations U and X.  No part of the Loans received by the Borrower hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying, or for payment in full or in part of Debt which was incurred for the purpose of purchasing or carrying, any "margin stock", as such term is defined in Regulation U.  No part of the Loans received by the Borrower hereunder will be used for any purpose which violates Regulation X.

8.13

Subsidiaries.  Borrower has no investments in any Person and has no Subsidiaries except those investments and Subsidiaries described on Schedule 8.13 hereto.

8.14

ERISA.  Borrower and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and, to the best of each Borrower's knowledge, no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any of its Subsidiaries.

8.15

Investment Company Act Compliance.  Borrower is not, nor is it directly or indirectly controlled by or acting on behalf of any person or entity which is, an investment company or an "affiliated person" of an investment company within the meaning of the Investment Company Act of 1940, as amended.

8.16

Public Utility Holding Company Act Compliance.  Borrower is not a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

8.17

Fiscal Year.  Borrower's fiscal year ends on December 31 of each year.

8.18

Equipment.  The Security Agreement and Schedule 2 thereof describe all Equipment of Borrower as of the Closing Date.

SECTION 9.

AFFIRMATIVE COVENANTS.  So long as Lender is committed to fund Borrowings under this Agreement, and thereafter until the Obligation is paid in full, Borrower agrees as follows:

9.1

Items to be Furnished.  Borrower shall cause the following to be furnished to Lender:

(a)

Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Borrower and each of the Guarantors, financial statements (including an income statement, balance sheet and statement of cash flows) showing the financial condition and results of operations of Borrower and each of the Guarantors as of, and for the year ended on, that last day, accompanied by:

(i)

the unqualified opinion of a firm of independent certified public accountants reasonably acceptable to Lender, based on an audit using generally accepted auditing standards, that the financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition and results of operations of Borrower and each of the Guarantors; and

(ii)

a Compliance Certificate with respect to such financial statements.

(b)

Promptly after preparation, and no later than 45 days after the last day of each calendar month, financial statements (including an income statement, balance sheet and statement of cash flows) showing the consolidated financial condition and results of operations of Borrower and for the prior quarter and for the period from the beginning of the current fiscal year to the last day of that quarter, accompanied by a Compliance Certificate with respect to the financial statements.

(c)

Within 45 days after the end of each month, an updated Accounts Receivable listing and aging report, together with a Borrowing Base Certificate and a Compliance Certificate.

(d)

Notice, promptly after Borrower knows or receives notice, of (i) the institution of any Litigation against Borrower or its Subsidiaries, which, if adversely determined, would result in the creation or alleged creation of an obligation or liability of Borrower in excess of $50,000, (ii) any claims or demands by any Tribunal or Person with respect to any Environmental Law or Hazardous Material or any violation or alleged violation of any Environmental Law, which, if adversely determined, would result in the creation of an obligation or liability of Borrower in excess of $50,000, or (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take.

(e)

Promptly upon reasonable request by Lender, information and documents not otherwise required to be furnished under the Loan Documents respecting the business affairs, assets, and liabilities of Borrower.

(f)

Upon reasonable notice given by Lender, allow Lender or its designated representatives to perform field audits with respect to the real and personal property of Borrower.

9.2

Books and Records.  Borrower shall maintain books, records, and accounts necessary to prepare the financial statements required by Section 9.1.

9.3

Inspections.  Upon reasonable notice, Borrower shall allow Lender (or its Representatives) during business hours or at other reasonable times to inspect any of its properties, to review reports, files, books, accounts, and other records, to make and take away copies, and, to discuss, from time to time, any of Borrower's affairs, conditions, and finances with its directors, officers, and accountants.

9.4

Taxes.  Borrower shall promptly pay when due any and all Taxes, other than those for which the criteria for Permitted Liens have been satisfied.

9.5

Maintenance of Existence, Assets, and Business.   Borrower shall (a) maintain its Business Entity existence in its state of organization and its authority to transact business in all other jurisdictions where it is required by the nature and extent of its business and properties, (b) maintain all licenses, permits, and franchises necessary for its business from time to time, which, if not maintained, would adversely affect Borrower's business or any of its properties and (c) keep all of its assets, including without limitations, its Equipment that are useful in and necessary to its business from time to time in good working order and condition (ordinary wear and tear excepted).

9.6

Insurance.  Borrower shall, at its cost and expense, maintain insurance with responsible insurance companies, in such amounts, and against such risks as is (a) customarily maintained by similar businesses operating in the same vicinity, and (b) with respect to the Collateral, acceptable to Lender.  At a minimum, Borrower's insurance must include fire and extended coverage insurance covering all assets, workers compensation insurance and liability insurance (including business interruptions).  Satisfactory evidence of such insurance must be supplied to Lender prior to any applicable Borrowing and 15 days prior to each policy renewal and such evidence shall indicate that Lender is a loss payee and additional insured party thereunder.

9.7

Further Assurances.  Borrower shall take such action as Lender may reasonably request to carry out more effectively the terms of the Loan Documents, including, executing, acknowledging, delivering, and recording or filing additional instruments or documents.

9.8

Environmental Laws.  Borrower shall conduct its business so as to comply with all applicable Environmental Laws except where noncompliance will not result in a Material Adverse Event, and shall promptly take corrective action to remedy any violation of any Environmental Law.

9.9

Expenses.  Borrower shall promptly pay upon demand (a) all costs, fees, and expenses paid or incurred by Lender in connection with the arrangement and negotiation of the facilities evidenced by the Loan Documents and the negotiation, preparation, and execution of the Loan Documents (including those incurred under Sections 7.2 or 9.7) and any amendment, waiver, or consent (including in each case, without limitation, the reasonable fees and expenses of Lender's counsel) and (b) all costs, fees, and expenses of Lender incurred by Lender in connection with the enforcement of the obligations of Borrower arising under the Loan Documents or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall accrue interest, if not paid upon demand, at the Default Rate until repaid.

9.10

Operating Accounts.   Borrower shall maintain all its primary operating accounts with Lender and shall use Lender's treasury management services.

9.11

Accounts Receivable and Payable.  Borrower will pay its accounts payable and maintain its accounts receivable in a manner consistent with normal business practices, including normal terms and conditions for payment, for companies engaged in similar operations in similar jurisdictions.

9.12

Guarantors.  Borrower will use its reasonable commercial efforts to cause Guarantors to comply with each provision of the Guaranty Agreement.

9.13

Notices.  Borrower shall provide written notice to Lender after Borrower knows or receives notice, from the Subordinated Creditor identified in the Subordination Agreement or any other party relating to any oral or written notice, request, claim or demand or otherwise under the Subordinated Loan Documents.

SECTION 10.

NEGATIVE COVENANTS.  So long as Lender is committed to fund Borrowings under this Agreement, and thereafter until the Obligation is paid in full, Borrower agrees as follows:

10.1

Debt.  Borrower may not create, incur, or suffer to exist any Debt, except Permitted Debt.

10.2

Liens.  Borrower may not create, incur, or suffer to exist any Lien upon any of its assets, except Permitted Liens.

10.3

Compliance with Laws and Documents.  Borrower may not violate the provisions of any Laws applicable to it, any agreement to which it is a party, or the provisions of its Governing Documents, if such violations individually or collectively would constitute a Material Adverse Event.

10.4

Loans, Advances, and Investments.  Borrower may not make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities of, or interests in, any other Person, other than:

(a)

marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America (and investments in mutual funds investing primarily in those obligations);

(b)

certificates of deposit or banker's acceptances that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $50,000,000 (as shown on its most recently published statement of condition);

(c)

commercial paper and similar obligations rated "P-2" or better by Moody's Investors Service, Inc. ("Moody's"), or "A-2" or better by Standard & Poor's Corporation ("S&P");

(d)

demand deposit accounts maintained in the ordinary course of business;

(e)

investments in its Subsidiaries;

(f)

expenses, advances, and loans made to employees of Borrower or its Subsidiaries, and/or guarantees for the benefit of such employees, in the ordinary course of business and not exceeding $20,000 in the aggregate at any one time; and

(g)

trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business.

10.5

Mergers and Dissolutions.  Borrower may not merge or consolidate with any other Person or liquidate, wind up, or dissolve (or suffer any liquidation, winding up, or dissolution).

10.6

Assignment.  Without Lender's prior written consent, Borrower may not assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

10.7

Fiscal Year and Accounting Methods.  Borrower may not change its fiscal year or its method of accounting (other than as required by GAAP of which Borrower shall provide Lender prompt written notice).

10.8

Sale of Assets.  Borrower may not sell, assign, lease, transfer, or otherwise dispose of any of its assets, other than (a) the sale, discount, or transfer of delinquent Accounts Receivable in the ordinary course of business for purposes of collection, (b) occasional sales of immaterial assets for consideration not less than fair market value, (c) dispositions of assets that are obsolete or have negligible fair market value, (d) sales of Equipment for a fair and adequate consideration in an amount not to exceed in any calendar year $25,000 (but if replacement Equipment is necessary for the proper operation of Borrower's business, Borrower must promptly replace the sold Equipment), and (e) collateral pledged as security under the Permitted Liens to the extent such sales comply with (c), (d) and (e) above.

10.9

New Businesses.  Borrower may not engage in any business except the business in which it is currently engaged.

10.10

Limitations on Contingent Liabilities.  Borrower will not create, assume or suffer to exist any contingent liabilities, except (i) as permitted hereunder, (ii) for endorsements of instruments for collection in the ordinary course of business and (iii) any such liability under a Loan Document in favor of Lender.

10.11

ERISA Compliance.  Borrower will not at any time any Plan is maintained by Borrower:

(a)

Engage in any "prohibited transaction," as such term is defined in Section 4975 of the Code;

(b)

Incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA; and

(c)

Terminate any such Plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to Section 4068 of ERISA.

10.12

Transactions with Affiliates and Other Persons.  Borrower will not engage in any transaction with an Affiliate on terms less favorable to them than would be obtainable at the time in comparable transactions with Persons not affiliated with the Borrower.

10.13

Subordination of Claims.  Borrower will not subordinate any claim against, or obligation of, another Person held or owned by it to any other claim against, or obligation of, such other Person.

10.14

Ownership of Borrower. Without Lender's prior written consent, Borrower will not (i) issue, redeem, purchase, or retire any of its partnership interests or grant or issue or purchase or retire for any consideration any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing or (ii) take any other action which would result in a Change of Control, including the sale of any assets.  The ownership of Borrower is set forth on Schedule 10.14 attached hereto.

10.15

Amendments.  Without Lender's prior written consent, Borrower may not amend or modify (whether oral or written) any term under the Subordinated Loan Documents or any other document entered into by Borrower in connection with such agreements.

SECTION 11.

FINANCIAL COVENANTS.  So long as Lender is committed to fund Borrowings under this Agreement, and thereafter until the Obligation is paid in full, Borrower agrees as follows:

11.1

Minimum Tangible Net Worth.  Borrower shall not permit its Tangible Net Worth, as at the end of each month commencing with July 31, 2003 and thereafter to be less than $14,000,000.

11.2

Minimum Cash Flow Coverage.  Borrower shall not permit its Cash Flow Coverage Ratio, as at the end of fiscal quarter commencing with September 30, 2003 and thereafter to be less than 2.00 to 1.00.

11.3

Minimum Working Capital.  Borrower shall not permit its Working Capital, as at the end of each month commencing with April 30, 2004 and thereafter to be less than $1,000,000.

SECTION 12.

DEFAULT.  The term "Default" means the occurrence of any one or more of the following events:

12.1

Existing Credit Agreement.  The occurance & continuation of a default under the Existing Credit Agreement or any of the Existing Loan Documents.

12.2

Payment.  The failure of Borrower to pay (a) either the Principal Debt on the Termination Date or principle payments under the Term Note which failure to pay is not cured within 10 days after such payment is due, (b) interest on the Principal Debt or the Term Loan when due which failure to pay is not cured within 10 days after such payment is due, (c) any other mandatory repayment of principal or interest when due and payable under the Loan

Documents which failure to pay is not cured within 10 days after such payment is due, or (e) any other portion of the Obligation when it becomes due and payable under the Loan Documents which failure to pay is not cured within 10 days after such payment is due.

12.3

Covenants.  The failure of Borrower to punctually and properly perform, observe, and comply with:

(a)

Any covenant contained in Section 10.1 through 10.15 or Section's 11.1 through 11.3; or

(b)

Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation and the covenants in clause (a) preceding), and failure continues for 30 days after written notice of such failure has been given to Borrower by Lender.

12.4

Debtor Relief.  Borrower or either Guarantor (a) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (b) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

12.5

Judgments and Attachments.  Borrower or either Guarantor fails, within 60 days after entry, to pay, bond, or otherwise discharge (a) any judgment or order for the payment of money or (b) any warrant of attachment, sequestration, or similar proceeding against its assets, in each case which is neither (i) stayed on appeal nor (ii) diligently contested in good faith by appropriate proceedings with adequate reserves being set aside on its books in accordance with its accounting standards based on customary accounting principles.

12.6

Receiver.  A receiver, liquidator, or trustee of Borrower or either Guarantor or all or any portion of  Borrower's or either Guarantor's properties (a) is appointed after notice and a hearing or (b) is appointed without notice and a hearing and the appointment is not vacated within 60 days after the appointment.

12.7

Misrepresentation.  Any material representation or warranty made by Borrower or either Guarantor contained in any Loan Document at any time proves to have been materially incorrect when made.

12.8

Default Under Other Agreements.  Any default exists under any agreement which permits any Person to cause any Funded Debt (individually or collectively) to become due and payable by Borrower before its stated maturity including, without limitation, under the Subordinated Loan Documents.

12.9

Validity and Enforceability of Loan Documents.  Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested by Borrower or Borrower denies that it has any further liability or obligations under any Loan Document.

12.10

Indictment.  Borrower or any Affiliate is criminally indicted or convicted under any law that results in a forfeiture of any material portion of the assets of Borrower or Guarantor.

12.11

Borrower's and Guarantor's Obligations.  If at any time either Borrower's Obligations under any Loan Document or either Guarantor's obligations pursuant to the terms of the Guaranty Agreement cease to be binding obligations of Borrower or such Guarantor, respectively, or either Guarantor fails to properly perform, observe and comply with any covenant, agreement or condition set forth in the Guaranty Agreement.

SECTION 13.

RIGHTS AND REMEDIES.

13.1

Remedies Upon Default.

(a)

If a Default exists under Section 12.3, 12.4 or 12.b, the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind.

(b)

If a Default exists, Lender may do any one or more of the following:  (i) if the maturity of the Obligation has not already been accelerated under Section 13.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable; (ii) terminate the commitments to extend credit under this Agreement; (iii) reduce any claim to judgment; (iv) exercise the Rights of offset or banker's Lien under Section 4.9 to the extent of the full amount of the Obligation; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of Texas, or any other applicable jurisdiction.

(c)

If a Potential Default exists, Lender may terminate the commitments to extend credit under this Agreement.

13.2

Cumulative Rights; Waivers.  All of Lender's Rights under the Loan Documents are cumulative of and in addition to all other Rights granted to Lender at law or in equity.  Borrower waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment.  Borrower agrees that its liability for the Obligation is not affected by any (a) renewal or extension in the time of payment of all or any part of the Obligation, (b) indulgence, or (c) release or change in any security for the payment of all or any part of the Obligation.  Lender's acceptance of any partial payment on the Obligation may not be deemed to be a waiver of any Default then existing.  No waiver of a Default by Lender may be deemed a waiver of any other then-existing or subsequent Default.  No delay or omission by Lender in exercising any Right under the Loan Documents may impair that Right or be construed as a waiver of that Right, nor may any single or partial exercise of any Right preclude other or further exercise of that or any other Right.

13.3    INDEMNITY.  BORROWER WILL INDEMNIFY, PROTECT, AND DEFEND AND HOLD LENDER AND ITS REPRESENTATIVES, SUCCESSORS AND ASSIGNS (INCLUDING ALL OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS) (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,

LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT) AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY BORROWER OF ANY ENVIRONMENTAL LAW, (B) BORROWER'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS MATERIAL (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS), (C) THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND (D) ANY PERSONAL INJURY TO BORROWER'S EMPLOYEE'S, AGENTS, INVITEES, OR LICENSEES AND ANY DAMAGE TO BORROWER'S ASSETS.  HOWEVER, ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS SECTION SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

SECTION 14.

MISCELLANEOUS.

14.1

Headings.  The headings and captions used in the Loan Documents are for convenience only and will not be deemed to limit, amplify, or modify the terms of the Loan Documents.

14.2

Non-Business Days.  Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding Business Day but interest shall continue to accrue on any applicable payment until payment is made.

14.3

Communications.  Unless otherwise provided, any consent, notice, or other communication under or in connection with any Loan Document must be in writing to be effective and shall be deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number, (b) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified return receipt requested, and deposited in the appropriate official postal service, or (c) if by any other means, when actually delivered.  Until changed by notice pursuant to this Agreement, the address (and telecopy number) for each party to a Loan Document is set forth on Schedule 1.

14.4

Survival.  Subject to Section 13.3, all covenants, agreements, representations, and warranties made in any of the Loan Documents survive and continue in effect as long as the Obligation is outstanding.

14.5

Governing Law.  The Loan Documents must be construed--and their performance enforced--under Texas law.

14.6

Invalid Provisions.  If any part of any Loan Document is for any reason found to be unenforceable, all other portions nevertheless remain enforceable. However, if the provision held to be unenforceable is a material part of this Agreement (or other Loan Document), such unenforceable provision may be, to the extent permitted by Law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such provision as the context would reasonably allow, so that such clause or provision would thereafter enforceable.

14.7

Multiple Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.

14.8

Amendments, Consents, Conflicts, and Waivers; Successors and Assigns; Participation.

(a)

The Loan Documents may be amended, modified, supplemented or be the subject of a waiver only by writing executed by the parties thereto.  Any conflict or ambiguity between this Agreement and any other Loan Document is controlled by the terms and provisions of this Agreement.  This Agreement is binding upon, and inures to the benefit of, the parties to this Agreement and their respective successors and permitted assigns.

(b)

Lender may, at any time without Borrower's consent, sell to one or more Persons participating interests in all or a portion of the Obligation.

(c)

Lender may at any time, without Borrower's consent, assign all or any part of its Rights under the Loan Documents to a Federal Reserve Bank.

14.9

ARBITRATION.   ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN BORROWER AND LENDER, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THE REVOLVING LOAN, OR ANY LOAN DOCUMENT, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE ARBITRATED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, UPON REQUEST OF EITHER BORROWER OR LENDER.  NO ACT TO TAKE OR DISPOSE OF THE COLLATERAL SHALL CONSTITUTE A WAIVER OF, OR BE PROHIBITED BY, THIS SECTION 14.9.  THIS INCLUDES, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER; INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE; OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVER; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.  ANY DISPUTES, CLAIMS, OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT, OR EXERCISE OF ANY RIGHT CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND, REFORM, OR OTHERWISE MODIFY ANY SECURITY DOCUMENT, SHALL ALSO BE ARBITRATED, PROVIDED HOWEVER THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN

OR RESTRAIN ANY ACT OF ANY PARTY.  JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION 14.9 SHALL BE DEEMED TO BE A WAIVER BY LENDER OF THE PROTECTIONS AFFORDED TO IT UNDER 12 USC 91, TITLE 3 OF THE TEXAS FINANCE CODE, OR ANY OTHER PROTECTION PROVIDED BANKS BY THE LAWS OF TEXAS OR THE UNITED STATES.  THE STATUTES OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES, AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF AN ACTION FOR THESE PURPOSES.  THE FEDERAL ARBITRATION ACT SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS ARBITRATION AGREEMENT.  IF THE FEDERAL ARBITRATION ACT IS INAPPLICABLE TO ANY SUCH CLAIM OR CONTROVERSY FOR ANY REASON, SUCH ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE TEXAS GENERAL ARBITRATION ACT AND IN ACCORDANCE WITH THIS SECTION 14.9 AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

14.10

ENTIRETY.  THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER OR LENDER REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature page follows]

EXECUTED as of the day and year set out in the Preamble.

BORROWER:

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:  PHYTO-VENTURE, LLC,

a Texas limited liability company

its General Partner,

By: _____________________________

Stephen P. Mayeux

Manager

By: _____________________________

Charles Butt

Manager

SOUTHWEST BANK OF TEXAS, N.A.,

a national banking association

By: _____________________________

Blake A. Stoehr,

Assistant Vice President

SCHEDULE 1

(As of the date of the Agreement)

Parties, Addresses, and Wiring or Account Information

Borrower

Phyto-Source, LP

12502 Bay Area Blvd.

Pasadena, Texas 77507

Phone: (281) 474-7500

Fax: (281) 474-7500

Attention: William E. Sonnier

Lender

Southwest Bank of Texas, N.A.

5 Post Oak

4400 Post Oak Parkway

Houston, Texas  77027

Attn:

Blake A. Stoehr

Assistant Vice President

Phone: 713-232-2079

Fax: 713-561-0342

Wiring or Account Information

BORROWER

Location of account:  Southwest Bank of Texas, N.A.

SOUTHWEST BANK OF TEXAS, N.A.

Location of account: Southwest Bank of Texas, N.A.

Attention: Blake A. Stoehr

SCHEDULE 6

Conditions Precedent

Responsible Party

Document

P&H

1.

Agreement

P&H

a.

Schedule 1 -

Parties, Addresses and Wiring Information

P&H

b.

Schedule 6 -

Conditions Precedent

Borrower

c.

Schedule 8.4 -

Litigation and Claims

P&H

d.

Schedule 7.1 -

Security Documents

Borrower

e

Schedule 8.7 -

Permitted Liens

Borrower

f.

Schedule 8.8 -

Permitted Debt

Borrower

g.

Schedule 8.13 -

Subsidiaries

Borrower

h.

Schedule 10.14 -

Ownership of Borrower

P&H

i.

Exhibits "A" - "I"

P&H

2.

Revolving Note

P&H

3.

Term Note

P&H

4.

Subordination Agreement

P&H

5.

Security Documents

P&H

6.

Guaranty Agreement

7.

Officers' Certificate (Phyto-Venture, LLC)

Borrower

a.

Certificate of Organization, certified by its  Secretary as true and complete

Borrower

b.

Regulations

Borrower

c.

Resolutions

Borrower

d.

Incumbency

8.

Officers' Certificate (Phyto-Venture, LLC) as to Phyto-Source, LP

Borrower

a.

Certificate of Limited Partnership, certified by its Secretary as true and complete.

Borrower

b.

Agreement of Limited Partnership

9.

State Certificates (Phyto-Source, LP; Phyto-Venture, LLC, Chesui (U.S.A.), Inc. and Forbes Medi-Tech (U.S.A.), Inc.

Borrower

a.

Existence - Delaware and Texas (as applicable)

Borrower

b.

Account Status - Delaware and Texas (as applicable)

10.

UCC Lien Search Reports (Phyto-Source, LP and Phyto-Venture, LLC)

P&H

a.

Secretary of State of Texas

Borrower

11.

Insurance certificates required by Section 9.6 of the Agreement

P&H

12.

Notice and Acknowledgment of No Oral Agreements

T&K

13.

Opinion of counsel to Borrower

SCHEDULE 7.1

Security Documents

(1)

Amended, Restated and Combined Security Agreement and Financing Statement covering among other things the equipment, inventory and accounts receivable of Borrower including, without limitation, the Collateral described on Schedule 2 attached to Security Agreement.

 (2)

Deed of Trust, Mortgage, Security Agreement and Financing Statement, covering the Mortgaged Property described on Exhibit "A" attached to the Deed of Trust.

SCHEDULE 8.4

Litigation

Phyto-Source, LP

1.

None

Phyto-Venture, LLC

1.

None

SCHEDULE 8.7

Permitted Liens

     1.

Liens now or hereafter securing the Obligation and the other liens in favor of Lender.

     2.

Pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

     3.

Encumbrances and restrictions on the use of real property (including zoning restrictions, easements and similar-type encumbrances and restrictions) which do not materially impair the use thereof and liens under the Subordinated Loan Documents, subject to the Subordination Agreement.

     4.

The following, if either (a) no amounts are due and payable and no Lien has been filed or agreed to, or (b) (i) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, (ii) reserve or other provision required by GAAP has been made, and (iii) within 30 days after the entry thereof, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full by insurance (subject to the customary deductible):

a.

Liens for Taxes;

b.

Liens upon, and defects of title to, property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; or

c.

Liens imposed by operation of law (including, Liens of mechanics, materialmen, warehousemen, carriers, and landlords and similar Liens).

     5.

Any interest or title of a lessor in assets being leased to Borrower.

     6.

Purchase money security interest liens securing the Debt referenced in Item 4 of Schedule 8.8.

     7.

Liens permitted by the Security Documents.

SCHEDULE 8.8

Permitted Debt

     1.

The Obligation under the Loan Documents.

     2.

Debt arising from endorsing negotiable instruments for deposit or collection in the ordinary course of business.

     3.

Current liabilities incurred in the ordinary course of business.

     4.

Debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, subject to the terms of the Subordination Agreement.

     5.

Deferred insurance expenses financed for a period not to exceed 12 months.

6.

The indebtedness under the Subordinated Loan Documents, subject to the terms of the Subordination Agreement.

7.

The Obligation under the Existing Credit Agreement.

SCHEDULE 8.13

Subsidiaries and Investments in Other Persons

None.

SCHEDULE 10.14

Ownership of Borrower

Entity	Address	Number of Units
Phyto-Venture, LLC its General Partner	12502 Bay Area Blvd. Pasadena, Texas 77507	10
Chusei (U.S.A.) Inc.	12500 Bay Area Blvd. Pasadena, Texas 77507	495
Forbes Medi-Tech (USA) Inc.	c/o Forbes Medi-Tech Inc. 200-750 West Pender Street Vancouver, British Columbia Canada V6C 2T3	495

Exhibit "A"

REVOLVING NOTE

$1,500,000

 Houston, Texas

August 4, 2003

FOR VALUE RECEIVED, PHYTO-SOURCE, L.P., a Texas limited corporation  ("Maker"), hereby promises to pay to the order of SOUTHWEST BANK OF TEXAS, N.A. ("Payee") on or before the Termination Date, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000), together with interest, as hereinafter described.

This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated the same date as this note (as amended, supplemented, or restated, the "Agreement"), between Maker and Payee and is the "Revolving Note" referred to therein.  Unless defined in this note or the context otherwise requires, capitalized terms used in this note have the meaning given to such terms in the Agreement.  Reference is made to the Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, prepayment rights of Maker, final maturity, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, and certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder.  This note is a Loan Document and, therefore, is subject to the provisions of the Agreement.

Specific reference is made to Section 4.8 of the Agreement for usury savings provisions.

Specific reference is made to Section 14.9 of the Agreement for arbitration provisions.

This note must be construed -and its performance enforced -under Texas law.

MAKER

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:

PHYTO-VENTURE, LLC

a Texas limited liability company,

its General Partner

By: __________________________

Stephen P. Mayeux

Manager

By: __________________________

Charles Butt

Manager

Exhibit "B"

TERM NOTE

$3,000,000

 Houston, Texas

August 4, 2003

FOR VALUE RECEIVED, PHYTO-SOURCE, L.P., a Texas limited corporation  ("Maker"), hereby promises to pay to the order of SOUTHWEST BANK OF TEXAS, N.A. ("Payee") on or before the Termination Date, the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000), together with interest, as hereinafter described.

This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated the same date as this note (as amended, supplemented, or restated, the "Agreement"), between Maker and Payee and is the "Term Note" referred to therein.  Unless defined in this note or the context otherwise requires, capitalized terms used in this note have the meaning given to such terms in the Agreement.  Reference is made to the Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, prepayment rights of Maker, final maturity, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, and certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder.  This note is a Loan Document and, therefore, is subject to the provisions of the Agreement.

Specific reference is made to Section 4.8 of the Agreement for usury savings provisions.

Specific reference is made to Section 14.9 of the Agreement for arbitration provisions.

This note must be construed -and its performance enforced -under Texas law.

MAKER

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:

PHYTO-VENTURE, LLC

a Texas limited liability company,

its General Partner

By: __________________________

Stephen P. Mayeux

Manager

By: __________________________

Charles Butt

Manager

EXHIBIT "C"

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT ("Guaranty"), is made and entered into as of August 4, 2003, by CHUSEI (U.S.A.) INC. , a Texas corporation and FORBES MEDI-TECH (USA) INC., a Delaware corporation (each, individually, a "Guarantor" and, collectively, "Guarantors"), for the benefit of SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Bank").

W I T N E S S E T H:

WHEREAS, on the date hereof, Bank has advanced or will advance certain funds to PHYTO-SOURCE, L.P., a Texas limited partnership ("Borrower"), pursuant to that certain Credit Agreement dated of even date with this Guaranty (the "Credit Agreement"), specifically including the indebtedness evidenced by (i) that certain term promissory note dated of even date herewith, executed by Borrower and payable to Bank, in the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) and all other notes given in substitution therefor or in modification, renewal or extension thereof in whole or in part (the "Term Note"), and (ii) that certain revolving promissory note dated as of even date herewith, executed by Borrower and payable to Bank, in the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) and all other notes given in substitution therefor or in modification, renewal or extension thereof in whole or in part (the "Revolving Note", and together with the Term Note, the "Notes");

WHEREAS, each Guarantor will directly and indirectly benefit from the advances under the Term Loan, as defined in the Credit Agreement, as evidenced by the Notes.

WHEREAS, each Guarantor is providing this Guaranty pursuant to Section 7 of the Credit Agreement.

NOW, THEREFORE, for and in consideration of the premises and the extension of credit by Bank to Borrower pursuant to the Credit Agreement, and for TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to execute the Credit Agreement, Bank and Guarantor hereby agree as follows:

ARTICLE 1 - DEFINITIONS; INTERPRETATION

1.1

Definitions.  Except as otherwise expressly provided herein, capitalized terms used in this Guaranty shall have the meanings given in the Credit Agreement.

1.2

Rules of Interpretation.  Except as otherwise expressly provided herein, the rules of interpretation set forth in the Credit Agreement shall apply to this Guaranty.

ARTICLE 2 - GUARANTY COVENANT

2.1

Guaranty.  Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Bank, as principal and not merely as surety, the payment in full when due, and in the currency in which the same falls due, of amounts payable by the Borrower under the Credit Agreement (whether at their scheduled due dates, upon early termination or otherwise) (the "Guaranteed Obligations").

2.2

Term and Reinstatement.   (a)  This Guaranty shall remain in force and effect from the date first above written unless and until all Guaranteed Obligations have been paid, and  (b) this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Bank upon the bankruptcy, insolvency, dissolution, reorganization or liquidation of the Borrower or either Guarantor or otherwise, all as though such payment had not been made.

2.3

Reporting.   Deliver to Bank, promptly after preparation, and no later than 120 days after the last day of each fiscal year of each Guarantor, (i) audited financial statements (including an income statement, balance sheet and statement of cash flows) showing the consolidated financial condition and results of operations of each Guarantor as of, and for the year ended on, that last day and (ii) the unqualified opinion of a firm of independent certified public accountants reasonably acceptable to Lender, based on an audit using generally accepted auditing standards, that the financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition and results of operations of each Guarantor and its Subsidiaries.

ARTICLE 3 - MISCELLANEOUS

3.1

This Guaranty is intended to be solely for the benefit of the Bank and its successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any other third party.

3.2

All notices, requests, demands and other communications which are required or may be made or given under this Guaranty shall be in writing and shall be sufficient in all respects if delivered to the relevant address indicated on the signature page of this Guaranty (including delivery by registered or certified United States mail, facsimile, telegram or hand).

3.3

If the Guaranteed Obligations is not paid by Guarantors when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection, or if this Guaranty is enforced by suit or through the Bankruptcy Court or through any judicial proceedings, Guarantors shall pay to Bank an amount equal to its reasonable attorneys' fees and collection costs incurred by Bank in the collection of the Guaranteed Obligations.

3.4

This is an absolute, complete and continuing Guaranty, and no notice of the Guaranteed Obligations or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantors, nor shall anything herein contained be a limitation upon the amount of credit which may be extended to Borrower, the numbers of transactions with

2

Borrower, repayments by Borrower to Bank, or the allocation by Bank of repayment by Borrower, it being the understanding of each Guarantor that each Guarantor's liability shall continue hereunder so long as any of the Guaranteed Obligations remains unpaid.  Borrower and Bank may rearrange, increase, decrease, extend and/or renew the Guaranteed Obligations without notice to Guarantors and in such event each Guarantor will remain fully bound hereunder on the Guaranteed Obligations.  The obligations of Guarantors hereunder shall not be released, impaired or diminished by any amendment, modification or alteration of the Credit Agreement or the Notes.  Guarantors expressly waive all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, dishonor, diligence, notice of any amendment of the Credit Agreement, notice of any adverse change in the financial condition of Borrower, notice of any adjustment, indulgence, forbearance or compromise that might be granted or given by Bank to Borrower, and also notice of acceptance of this Guaranty, acceptance on the part of Bank being conclusively presumed by its request for this Guaranty and delivery of the same to it.  The liability and obligations of Guarantors hereunder shall not be affected or impaired by any action or inaction by Bank in regard to any matter waived or notice of which is waived by Guarantors in this paragraph or in any other paragraph of this Guaranty.

3.5

Guarantors authorize Bank, without notice or demand and without affecting Guarantors' liability hereunder, (a) to take and hold security for the payment of this Guaranty and/or the Guaranteed Obligations, and to exchange, enforce, waive and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; (c) to obtain a guaranty of the Guaranteed Obligations from any one or more other persons, corporations or entities whomsoever and to enforce, waive, rearrange, modify, limit or release at any time or times such other persons, corporations or entities from their obligations under such guaranties; (d) to waive or delay the exercise of any of its rights or remedies against the Borrower or any other person or entity; (e) to renew, extend, or modify the terms of any of the Guaranteed Obligations or any instrument or agreement evidencing the same; and (f) to fully or partially release at any time any Guarantor which executes this Guaranty whether with or without consideration.

3.6

Each Guarantor waives any right to require Bank to (a) proceed against, or make any effort at the collection of the Guaranteed Obligations from Borrower or any other guarantor (including the other Guarantor) or party liable for the Guaranteed Obligations; (b) proceed against or exhaust any collateral held by Bank; or (c) pursue any other remedy in Bank's power whatsoever.  Each Guarantor further waives any and all rights and remedies which Guarantor may have or be able to assert by reason of the provisions of Chapter 34 of the Texas Business and Commerce Code.  Each Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Guaranteed Obligations, and each Guarantor shall remain liable under this Guaranty regardless of whether Borrower or any other guarantor (including the other Guarantor) be found not liable on the Guaranteed Obligations for any reason including, without limitation, insanity, minority, disability, bankruptcy, insolvency, death or corporate dissolution, even though rendering the Guaranteed Obligations void or unenforceable or uncollectible as against Borrower or any other guarantor (including the other Guarantor).  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or

3

reorganization of Borrower or otherwise, all as though such payment had not been made and will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the applicable rate under the Notes and collection costs and fees (including, without limitation, attorneys' fees) applicable thereto.

3.7

The liability and obligations of Guarantors hereunder shall not be affected or impaired by (a) the failure of Bank or any other party to exercise diligence or reasonable care in the preservation, protection or other handling or treatment of all or any part of the collateral securing payment of all or any part of the Guaranteed Obligations, (b) the failure of any security interest or lien intended to be granted or created to secure the Guaranteed Obligations to be properly perfected or created or the unenforceability of any security interest or lien for any other reason, or (c) the subordination of any such security interest or lien to any other security interest or lien.

3.8

Bank may pursue any remedy without altering the obligations of Guarantors hereunder and without liability to Guarantors, even though Bank's pursuit of such remedy may result in Guarantors' loss of rights of subrogation or to proceed against others for reimbursement or contribution or any other right.  In no event shall any payment by either Guarantor entitle it, by subrogation or otherwise, to any rights against Borrower or any right to participate in any security now or hereafter held by Bank prior to payment in full of all of the Guaranteed Obligations.  Notwithstanding anything contained in this Guaranty to the contrary, Guarantors agree that if, but for the application of this Section 3.8, the Guaranteed Obligations would constitute a preferential transfer under 11 U.S.C.  547, a fraudulent conveyance under 11 U.S.C.  548 (or any successor section of that Code) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar law in effect from time to time (each a "Fraudulent Conveyance"), then the Guaranteed Obligations will be enforceable to the maximum extent possible without causing the Guaranteed Obligations  to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 3.8.  Guarantors have received reasonably equivalent value as consideration for executing and delivery this Guaranty.

3.9

Should the status of Borrower change in any way, including, without limitation, as a result of any dissolution of Borrower, any sale, lease or transfer of any or all of the assets of Borrower, any changes in the owners of Borrower, or any reorganization of Borrower, this Guaranty shall continue, and shall cover the Guaranteed Obligations under the new status.

3.10

The liability of Guarantors for the payment of the Guaranteed Obligations shall be primary and not secondary.

3.11

Each Guarantor is familiar with and has independently reviewed the books and records regarding the financial condition of Borrower and is familiar with the value of any and all collateral intended to be granted as security for the payment of the Guaranteed Obligations; neither Guarantor is, however, relying on such financial condition or such collateral as an inducement to enter into this Guaranty.

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3.12

If Borrower shall at any time or times be or become obligated to Bank for payment of any indebtedness other than the Guaranteed Obligations, Bank (without in anywise impairing its rights hereunder or diminishing Guarantors' liability) shall be at liberty at any time or times to apply to such other indebtedness any amounts paid to or received by or coming into the hands of Bank from or attributable to Borrower or any other person or party liable for any of such other indebtedness or from or attributable to or representing proceeds of any property or security held by Bank securing payment of such other indebtedness or any credits, deposits or offsets due Borrower or other party liable on any of such other indebtedness (whether or not the Guaranteed Obligations or such other indebtedness are then due), it being intended to give Bank the right to apply all payments, credits and offsets and amounts becoming available for application on or credit against the indebtedness of Borrower to Bank (now or hereafter existing) first toward payment and satisfaction of the Borrower's indebtedness not hereby guaranteed, before making application thereof on or against the Guaranteed Obligations.

3.13

Guarantors acknowledge that Guarantors are not relying on any representations (oral or otherwise) of Bank, or any other party, other than as expressly described in this Guaranty.

3.14

This Guaranty was reviewed by each Guarantor, and each Guarantor acknowledges and agrees that such Guarantor (a) understands fully all of the terms of this Guaranty and the consequences and implications of such Guarantor's execution of this Guaranty, and (b) has been afforded an opportunity to have this Guaranty reviewed by, and to discuss the terms, consequences and implications of this Guaranty with an attorney or other such persons as such Guarantor may have desired.

3.15

This Guaranty is and shall be in every particular available to the successors and assigns of Bank and is and shall always be fully binding upon the heirs, executors, administrators, successors and assigns of each Guarantor.  This Guaranty is intended for and shall inure to the benefit of Bank and each and every other person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Bank" shall also include and refer to each and every successor or assignee of Bank at any time holding or owning any part of or interest in any part of the Guaranteed Obligations.  This Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent that the Guaranteed Obligations is transferable, it being understood and stipulated that upon the assignment or transfer by Bank of any of the Guaranteed Obligations the legal or beneficial owner of the Guaranteed Obligations (or part thereof or interest therein thus transferred or assigned by Bank) shall also, unless provided otherwise by Bank in its assignment, have and may exercise all of the rights granted to Bank under this Guaranty to the extent of the part of or interest in the Guaranteed Obligations thus assigned or transferred to such person or entity.  Guarantors expressly waive notice of transfer or assignment of the Guaranteed Obligations, or any part thereof, or of the rights of Bank hereunder.

3.16

All amounts becoming payable by Guarantors to Bank under this Guaranty shall be payable at Bank's offices in the City of Houston, Harris County, Texas.

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3.17

It is the intention of the parties hereto to comply strictly with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Guaranty, or in any documents securing payment hereof or otherwise relating hereto, in no event shall this Guaranty or such documents require the payment or permit the collection of an aggregate amount of interest in excess of the maximum amount permitted by such laws, including the laws of the State of Texas and the laws of the United States of America.  If any such excess of interest is contracted for, charged or received under this Guaranty or under the terms of any documents securing payment hereof or otherwise relating hereto, or if under any circumstances, the amount of interest (including all amounts payable hereunder which are not denominated as interest but which constitute interest under the applicable laws) contracted for, charged or received under this Guaranty shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) Guarantors shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess interest which may have been collected shall be either applied as a credit against the then unpaid Guaranteed Obligations or, if the Guaranteed Obligations shall have been paid in full, refunded to Guarantors, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Guaranty or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the full period during which this Guaranty is to be in effect, all interest at any time contracted for, charged or received from Guarantor or otherwise by the holder or holders hereof in connection with this Guaranty.

3.18

In case any of the provisions of this Guaranty shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

3.19

In all instances herein, the singular shall be construed to include the plural and the masculine to include the feminine.

3.20

This Guaranty may be executed in multiple counterparts each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty.

3.21

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.  All actions or proceedings with respect to the Guaranteed Obligations or this Guaranty may be instituted in the Courts of the State of Texas located in Harris County, Texas or the United States District Court for the Southern District of Texas, and by execution and delivery of this Guaranty, Guarantors and Bank each irrevocably and

6

unconditionally submit to the jurisdiction (both subject matter and personal) of each such Court, and irrevocably and unconditionally waive (a) any objection such party may now or hereafter have to the laying of venue in any such Courts, (b) any claim that any action or proceeding brought in any of such Courts has been brought in an inconvenient forum, and (c) any right to bring any action or proceeding with respect to the Guaranteed Obligations or this Guaranty in any forum other than the courts named above in this Section.

3.22

Each Guarantor represents and warrants to Bank that this Guaranty is a valid, binding and enforceable obligation of each Guarantor and does not violate any provisions of any law, rule, regulation, contract or agreement enforceable against such Guarantor.

3.23

This Guaranty is solely and exclusively between Guarantors and the Bank, and any obligations created herein shall be the sole obligations of the parties hereto.  No party shall have recourse to any parent, subsidiary, partner, joint venturer, affiliate, director or officer of the other party for performance of said obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

3.24

Each  Guarantor agrees that it may not merge or consolidate with any other Person (as defined in the Credit Agreement) other than mergers between Borrower and Guarantors, so long as (i) Borrower remains the surviving entity after such merger or mergers and (ii) Guarantors keep Bank fully apprised of any such merger or mergers.

3.25

Each Guarantor hereby agrees that a counterpart of this Guaranty bearing the signature of such Guarantor may be effectively delivered to the Bank by the delivery of an electronic facsimile sent via telecopier; and that such Guarantor shall be bound by his facsimile signature thereon.

[signature page follows]

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EXECUTED this 4th of August, 2003.

GUARANTORS:

CHUSEI (U.S.A.) INC.

By: ___________________________

Stephen P. Mayeux

Vice President and Assistant Secretary

Address:

12502 Bay Area Boulevard

Pasadena, Texas 77507

Attention: Stephen P. Mayeux

Facsimile: (281) 424-2731

FORBES MEDI-TECH (USA) INC.

By: ___________________________

Charles Butt

  President

Address:

c/o Forbes Medi-Tech Inc.

200-750 West Pender Street

Vancouver, British Columbia

Canada V6C 2T3

Attention: Charles Butt

Facsimile: (604) 689-7641

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EXHIBIT "D"

NOTICE OF BORROWING

_________, 2003

Southwest Bank of Texas, N.A.

P.O. Box 27459

Houston, Texas 77227-7459

Attn:

Blake A. Stoehr

Fax: (703) 561-0342

Reference is made to the Credit Agreement dated August 4, 2003 (as amended, supplemented, or restated from time to time, the "Credit Agreement"), between the undersigned and Southwest Bank of Texas, N.A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The undersigned hereby gives you notice pursuant to Section 3.2 of the Credit Agreement that it requests a Borrowing under the Credit Agreement on the following terms:

Revolving Loan

(A)           Borrowing Date (a Business Day) ______________________________________

(B)           Principal Amount of Borrowing     ______________________________________

Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified above after giving effect to such Borrowing: (a) all of the respresentations and warranties in the Loan Documents are true and correct in all material respects (except to the extent that (i) they speak to a specific date or (ii) the facts on which they are based have been changed by transactions contemplated or permitted by the the Credit Agreement); (b) no Material Adverse Event has occurred; and (c) no Default or Potential Default exists.

Very truly yours,

BORROWER

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:

PHYTO-VENTURE, LLC,

a Texas limited liability company,

its General Partner

By:  ____________________________

       Stephen P. Mayeaux

       Manager

By: _____________________________

      Charles Butt

      Manager

EXHIBIT "E"

COMPLIANCE CERTIFICATE

FOR ____ ENDED _________, 200

Southwest Bank of Texas, N.A.

P.O. Box 27459

Houston, Texas 77227-7459

Attn:

Blake A. Stoehr

Fax: (703) 561-0342

Reference is made to the Credit Agreement dated August 4, 2003 (as amended, supplemented, or restated from time to time, the "Credit Agreement"), among the undersigned and Southwest Bank of Texas, N.A.  Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement.

This certificate is delivered pursuant to Section 9.1 of the Credit Agreement.

I certify to Lender that we are the Managers of Phyto-Venture, LLC, the general partner of Borrower on the date hereof and that:

(i)

I am duly authorized by Borrower to deliver this certificate;

(ii)

the financial statements attached hereto were prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrower as of the dates indicated and the statements of operations of the Borrower for the periods indicated (the "Subject Period");

(iii)

during the Subject Period, no Default has occurred which has not been cured or waived (except for any Defaults set forth on the attached schedule); and

(iv)

evidence of complaince by Borrower with the financial covenants of Section 11 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached calculation work sheet.

Very truly yours,

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:

PHYTO-VENTURE, LLC,

a Texas limited liability company,

its General Partner

By:  ____________________________

       Stephen P. Mayeaux

       Manager

By: _____________________________

      Charles Butt

      Manager

CALCULATION WORK SHEET

For Month Ended ______________, 200___

	Fiancial Covenant	Tested	Required Amount	Actual Amount/Ratio

11.1	Tangible Net Worth	Monthly	Commencing 7/31/03: Not less than $14,000.000
$___________

Calculation of Minimum Tangible Net Worth:

11.2	Cash Flow Coverage Ratio	Quarterly	Commencing September 30, 2003; Not less than 2.00 to 1.00	____________

Calculation of Cash Flow Coverage Ratio:

11.3	Working Capital		Commencing April 30, 2004: Not less than $1,000,000
$___________
Calculation of Working Capital:

EXHIBIT "F"

BORROWING BASE CERTIFICATE

Status as of ________, 200__.

In accordance with the terms (including defined terms) of that Credit Agreement dated August 4, 2003 by and between the undersigned ("Borrower") and Southwest Bank of Texas, N.A., Borrower hereby represents and warrants, through its duly authorized officer, as follows:

1.

Accounts Receivable:

a.

Total Accounts Receivable

$____________

b.

Less ineligible Accounts Receivable

(see subparts (a) through (f) of "Eligible Accounts Receivable" definition)

$____________

c.

Eligible Accounts Receivable (line 1.a minus line 1.b)

$____________

d.

80% of Eligible Accounts Receivable

$____________

3.

Borrowing Base (line 1.d)

$____________

1.

Committed Sum

$____________

2.

Outstanding Principal debt as of the date of this Borrowing Base Certificate

$____________

3.

Available Amount

(lesser of (i) line 3 minus line 5 and (ii) line 4 minus line 5)

$____________

Borrower:

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:    PHYTO-VENTURE, LLC,

a Texas limited liability company,

its General Partner

    By:  ____________________________

           Stephen P. Mayeaux

           Manager

    By: _____________________________

          Charles Butt

          Manager

EXHIBIT "G"

AMENDED, RESTATED AND COMBINED SECURITY AGREEMENT

THIS AMENDED, RESTATED AND COMBINED SECURITY AGREEMENT (this "Agreement") is dated effective as August 4, 2003, by Phyto-Source, L.P., a Texas limited partnership ("Debtor"), for the benefit of SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Secured Party").

RECITALS

A.

Debtor and Secured Party have executed that Credit Agreement dated the date of this Agreement (as amended, supplemented, or restated, from time to time, the "Credit Agreement"), together with certain other Loan Documents.

B.

Debtor and Secured Party have executed that certain Credit Agreement dated October 30, 2002 (as amended, supplemented, or restated from time to time, the "Prior Credit Agreement") (the Credit Agreement and the Prior Credit Agreement, collectively, the "Credit Agreements").

C.

Debtor and Secured Party have executed that certain Security Agreement dated October 30, 2002 (the "Prior Agreement").

D.

Debtor and Secured Party desire to amend, restate and combine the terms of the Prior Agreement.

E.

The execution and delivery of this Agreement is a condition to Secured Party's execution of the Credit Agreement and the other Loan Documents and is an integral part of the transactions contemplated by the Loan Documents and a condition precedent to Secured Party's obligations to extend credit or make loans under the Credit Agreement.

AGREEMENTS

THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor covenants and agrees with Secured Party as follows:

1.

Certain Definitions.  Unless otherwise defined in this Agreement, each capitalized term used but not defined in this Agreement will have the meaning given that term in the Credit Agreements or in the UCC.  If the definition given a term in the Credit Agreements conflicts with the definition given that term in the UCC, the Credit Agreements definition shall control to the extent allowed by Law.  If the definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall control.  As used in this Agreement, the following terms have the meanings indicated:

Accounts means all of Debtor's "accounts" as defined in the UCC, now existing or hereafter arising, including without limitation, all of the Debtor's accounts, instruments, receivables, accounts receivable, chattel paper, documents, general intangibles, and book debts from Debtor's sale or lease of goods or Debtor's rendition of services, including all amounts due to Debtor from a factor, all returned, reclaimed, refused, or repossessed goods, all books and records pertaining to the foregoing, the cash and non-cash proceeds resulting therefrom and all security and guaranties therefor.

Agreement means this Agreement together with all schedules and exhibits attached to this agreement, and all amendments and modifications to this Agreement, the schedules or the exhibits.

Collateral is defined in Section 5 of this Agreement.

Credit Agreement is defined in the Recitals of this Agreement.

Credit Agreements is defined in the Recitals of this Agreement.

Debtor is defined in the preamble of this Agreement.

Default is defined in the Credit Agreement.

Equipment means for Debtor all "equipment" as such term is defined in the UCC, including without limitation, all of Debtor's equipment and other goods located at the premises identified on Schedule 1 attached hereto including, without limitation, the following, whether now owned by Debtor or acquired by Debtor in the future and regardless of its location (a) any and all furnishings, machinery, furniture, vehicles (motorized and non-motorized), trailers, tractors, rigs, drilling equipment, fixtures and equipment (mobile and immobile), including without limitation all manufacturing, distribution, selling, data processing, and office equipment, and all appliances and trade fixtures (excluding equipment identified on Schedule 3 attached to this Agreement), (b) all increases, parts, fittings, accessories, equipment, and special tools now or in the future affixed to any part the items listed in clause (a), and (c) with respect to the items listed in clauses (a) and (b), all substitutes and replacements, all accessions and attachments, and all tools, parts, and equipment now or in the future added to or used in connection with those items; such Equipment includes, without limitation, the equipment described on Schedule 2 attached to this Agreement; all proceeds arising from or by virtue of the sale, lease, or other disposal of all or any part of the foregoing; and all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the foregoing.

General Intangibles means all of the Debtor's intangible personal property related to Accounts and Inventory, including all chattel paper, instruments, money, general intangibles, and documents, together with all additions, amendments, and modifications thereto, extensions, renewals, enlargements, and proceeds thereof, substitutions therefor, and income and profits therefrom.  The following are included, without limitation, in the definition of "General Intangibles": loan commitments, financing arrangements, bonds, leases, licenses, permits, sales contracts, insurance policies, and the proceeds therefrom, books and records, funds, bank deposits; all trademarks, service marks, trade names, and symbols used in connection therewith; any award, remuneration, settlement, or compensation heretofore made or hereafter to be made by any Tribunal to the Debtor, all deposits, funds, accounts, contract rights or documents, arising from or by virtue of any transactions; all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with Accounts and Inventory; all proceeds arising from or by virtue of the sale, lease, or other disposal of all or any part of the foregoing; and all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the foregoing.

Inventory means for Debtor all "inventory," as such term is defined in the UCC, including without limitation, any and all of Debtor's inventory, including without limitation any and all goods held for sale or lease or being processed for sale or lease in Debtor's business as now or in the future conducted, whether now owned or acquired in the future, including all materials, goods and work-in-process, finished goods, and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering inventory, all cash and non-cash proceeds from the sale of inventory including proceeds from insurance and including such property the sale or other disposition of which has given rise to accounts and which has not been returned to or repossessed or stopped in transit by Debtor.

Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and the terms of any license or permit issued by, any Tribunal.

Loan Documents is defined in the Credit Agreements.

Obligation means the "Obligation" under and as defined in the Credit Agreements.

Obligor means any Person obligated with respect to any of the Collateral, whether as a party to a contract, an account debtor or otherwise.

Permitted Liens means the "Permitted Liens" under and as defined in the Credit Agreements.

2

Personalty means in respect of Equipment, Inventory and Accounts, all of Debtor's tangible and intangible personal property, whether or not constituting fixtures under the UCC, including all inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, and documents which are used in connection with Debtor's business, or is acquired for such use, or which arises out of the improvement, financing, leasing, operation, or use of Debtor's business, together with all additions, accessions, accessories, amendments, and modifications thereto, extensions, renewals, enlargements, and proceeds thereof, substitutions therefor, and income and profits therefrom.  The following are included, without limitation, in the definition of "Personalty": loan commitments, financing arrangements, bonds, leases, licenses, permits, sales contracts, insurance policies, and the proceeds therefrom, rent rolls, books and records, funds, bank deposits; any award, remuneration, settlement, or compensation heretofore made or hereafter to be made by any Governmental Authority to the Debtor; all contracts and subcontracts relating to the improvements; all deposits (including tenants' security deposits), funds, accounts, contract rights or documents, arising from or by virtue of any transactions involving an interest in the property described herein; all proceeds arising from or by virtue of the sale, lease, or other disposal of all or any part of the property described herein (consent to same not granted or to be implied hereby); and all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the property described herein.

Rights means "Rights" under and as defined in the Credit Agreements.

Secured Party means Southwest Bank of Texas, N.A. and its successors and assigns.

Security Interest means the security interests granted and the transfers, pledges, and assignments made under Section 3 of this Agreement.

Tribunal means any (a) local, state or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

UCC means the Uniform Commercial Code, as adopted in Texas.

2.

Credit Agreement.  This Agreement is being executed and delivered pursuant to the terms and conditions of the Credit Agreement.  Each Security Interest is a "Lien" referred to in the Credit Agreement.

3.

Security Interest.  Subject to the terms and conditions of this Agreement, and to secure the prompt, unconditional and complete payment and performance of the Obligation when due, Debtor grants to Secured Party a security interest in all of Debtor's right, title, and interest in the Collateral and Debtor transfers, pledges, and assigns as security to Secured Party all of Debtor's right, title, and interest in the Collateral.  If the transfer, pledge, or assignment of any specific item of the Collateral is expressly prohibited by any contract, the Security Interest shall be effective to the extent allowed by Article 9 of the UCC or other applicable Law.

4.

No Assumption or Modification.  The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligation when due, and is given as security only.  Secured Party does not assume and shall not be liable for any of Debtor's liabilities, duties, or obligations under or in connection with the Collateral.  Secured Party's acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Secured Party's approval of the Collateral or Secured Party's assumption of any obligation under or in connection with the Collateral.  This Agreement does not affect or modify Debtor's obligations with respect to the Collateral.

5.

Collateral.  As used in this Agreement, the term "Collateral" means the following items and types of property (as such terms are defined in this Agreement), wherever located, whether now owned or hereafter acquired by Debtor:

3

(a)

Accounts

(b)

Inventory

(c)

General Intangibles

(d)

Equipment

(e)

Personalty

The description of Collateral contained in this Section 5 includes after acquired Collateral and proceeds of the Collateral.

6.

Fraudulent Conveyance.  Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section 6, the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C.  547, a fraudulent conveyance under 11 U.S.C.  548 (or any successor section of that Code) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar Law in effect from time to time (each a "Fraudulent Conveyance"), then the Obligation and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 6.

7.

Representations and Warranties.  Debtor represents and warrants to Secured Party that:

(a)

Binding Obligation.  This Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor.  The Security Interest created under this Agreement will be duly perfected once the action required for perfection under applicable Law has been taken.  Once perfected, the Security Interest will constitute a first and prior lien on the Collateral, subject only to Permitted Liens.  The creation of the Security Interest does not require the consent of any third party, except a third party possessing a Permitted Lien.

(b)

Place of Business; Location of Records.  Schedule 1 to this Agreement sets out the location of (i) Debtor's places of business and chief executive office and (ii) the location of its books and records concerning any of the Collateral that are Accounts or General Intangibles.   The Debtor's Inventory (until sold in the ordinary course of business) is currently and will in the future be located at the location listed on Schedule 1.  The failure of the description of locations of Collateral on Schedule 1 to be accurate or complete will not impair the Security Interest in such Collateral.

(c)

No Prior Lien.  Except for Permitted Liens, Debtor has not executed any prior transfer, assignment, pledge, security interest, or hypothecation covering the Collateral or any interest in the Collateral.

(d)

Authority.  Debtor has full power and authority to execute this Agreement without breaching any material agreement to which Debtor is a party.

(e)

Status of Accounts.  The Accounts arise from sale of Inventory or Equipment or the performance of services by Debtor.

(f)

Quality of Collateral.  Debtor will not submit or represent to Secured Party any item of Collateral as being eligible to form part of the Borrowing Base (as defined in the Credit Agreement) when it does not meet the requirements set forth in the Credit Agreement.

(g)

No Defenses.  The amounts due Debtor under the Collateral are not subject to any setoff, counterclaim, defense, allowance, or adjustment (other than discounts for prompt payment shown on the invoice) or to any material dispute, objection, or complaint by any Obligor.

(h)

Additional Collateral.  The delivery at any time by Debtor to Secured Party of Collateral or of additional specific descriptions of certain Collateral will constitute a representation and warranty by

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Debtor to Secured Party under this Agreement that the representations and warranties of this Section 7 are true and correct in all material respects with respect to each item of such Collateral.

8.

Covenants.  Debtor further covenants and agrees with Secured Party that so long as Secured Party is committed to extend credit to Debtor under the Credit Agreements and thereafter until the Obligation is paid and performed in full and all commitments to lend under the Credit Agreements have terminated Debtor shall:

(a)

Relocation of Office or Books and Records; Change of Name or Address.  Give Secured Party 30 days prior written notice of (i) any proposed relocation of its principal place of business or chief executive office, (ii) any proposed relocation of the place where its books and records relating to the Collateral is kept, (iii) a change of its name, and (iv) any proposed relocation of any of the Collateral (other than sales of Inventory in the ordinary course of business or as permitted by the Credit Agreements) to a location other than those set out in Schedule 1.

(b)

Material Change.  Promptly notify Secured Party of any change in any material fact or circumstance represented or warranted by Debtor with respect to any of the Collateral.

(c)

Record of Collateral.  Maintain at its chief executive office a current record of where all Collateral is located and permit Secured Party or its representatives to inspect and make copies from such records pursuant to the Credit Agreement and furnish to Secured Party, from time to time, such documents, lists, descriptions, certificates, and other information necessary or helpful to keep Secured Party informed with respect to the identity, location, status, condition, terms of, parties to, and value of the Collateral.

(d)

Adverse Claim.  Promptly notify Secured Party of any claim, action, or proceeding challenging the Security Interest or affecting title to all or any material portion of the Collateral or the Security Interest and, at Secured Party's request, appear in and defend any such action or proceeding at Debtor's expense.

(e)

Hold Collateral In Trust.  Upon the occurrence and during the continuation of a Default, hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is chattel paper, instruments or documents of title at any time received by it and promptly deliver same to Secured Party unless Secured Party at its option gives Debtor written permission to retain that Collateral.  Upon the occurrence and during the continuation of a Default, at Secured Party's request, each contract, chattel paper, instrument or document of title so retained shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest).

(f)

No Assignment.  Without Secured Party's prior written consent, not sell, assign, or otherwise dispose of, or permit the sale, assignment, or disposition of, any Collateral except as permitted by the Credit Agreements.

(g)

Permitted Liens.  Not create or permit the creation of, or allow the existence of, any Lien upon or against any of the Collateral except for Permitted Liens.

(h)

Further Assurances.  From time to time promptly execute and deliver to Secured Party all other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to create, evidence, perfect, continue, or maintain the existence and priority of the Security Interest including amendments to Schedule 1.

(i)

Perform Obligations.  Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices.

(j)

Amendment.  Not amend, alter, or modify, or permit the amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral, except in the ordinary

5

course of business, without Secured Party's prior written consent as to the form and content of the amendment, alteration, or modification.

(k)

Impairment of Collateral.  Not do or permit any act which would impair any material portion of the Collateral.

(l)

Default Under Collateral.  Promptly notify Secured Party of any default or event of default by Debtor or any other party under or in connection with any material portion (individually or collectively) of the Collateral and immediately use reasonable efforts to remedy the same or immediately demand that the same be remedied.

9.

Default; Remedies. Upon the occurrence of a Default, subject to the terms and conditions of the Credit Agreements, Secured Party has the following cumulative rights and remedies under this Agreement.

(a)

Debtor's Agent.  Secured Party shall be deemed to be irrevocably appointed as Debtor's agent and attorney-in-fact with all right and power to enforce all of Debtor's rights and remedies under or in connection with the Collateral.  All reasonable costs, expenses and liabilities incurred and all payments made by Secured Party as Debtor's agent and attorney-in-fact, including, without limitation, reasonable attorney's fees and expenses, shall be considered a loan by Secured Party to Debtor which shall be repayable on demand and shall accrue interest at the Default Rate and shall be part of the Obligation.

(b)

Account Debtors and Obligors.  Secured Party may notify or require each account debtor or other Obligor to make payment directly to Secured Party and Secured Party may take control of the proceeds paid to Secured Party.  Until Secured Party elects to exercise these Rights, Debtor is authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral.  After Secured Party elects to exercise these rights, Secured Party shall have the Right in its own name or in the name of Debtor to (i) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may reasonably determine, (ii) demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral, (iv) endorse Debtor's name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into Secured Party's possession, (v) sign Debtor's name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral, (vi) send requests for verification of obligations to any Obligor, and (vii) do all other acts and things reasonably necessary to carry out the intent of this Agreement.  If any Obligor fails to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in Debtor's name, to take such action as Secured Party reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Regardless of any other provision of this Agreement, however, Secured Party shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, willful misconduct or violation of any Law, nor shall it be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive under this Agreement.  A receipt given by Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.  Secured Party may apply or set off amounts paid and the deposits against any liability of Debtor to Secured Party.

(c)

UCC Rights.  Secured Party may exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by this Agreement and the other Loan Documents, at law, in equity, or otherwise, including, without limitation, (i) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (ii) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral, (iii) applying to the Obligation any cash held by Secured Party under this Agreement, (iv) reducing any claim to judgment, (v) exercising the rights of offset or banker's Lien against the interest of Debtor in and to every account and other

6

property of Debtor in Secured Party's possession to the extent of the full amount of the Obligation, (vi) foreclosing the Security Interest and any other liens Secured Party may have or otherwise realize upon any and all of the rights Secured Party may have in and to the Collateral, or any part thereof, (vii) disclaiming any and all warranties upon disposition of any Collateral and (viii) bringing suit or other proceedings before any Tribunal either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to Secured Party in any of the Loan Documents.

(d)

Notice.  Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.  It shall not be necessary that the Collateral be at the location of the sale.

(e)

Application of Proceeds.  Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 9 as follows:  First, to the payment of all its reasonable expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts reasonably expended by Secured Party under Section 10;  and third, toward payment of the balance of the Obligation in the order and manner specified in the Credit Agreement.  Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct.

(f)

Sale.  Secured Party's sale of less than all the Collateral shall not exhaust Secured Party's Rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold.  If the proceeds of a sale of less than all the Collateral shall be less than the Obligation, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made.  In the event any sale under this Agreement is not completed or is, in Secured Party's opinion, defective, such sale shall not exhaust Secured Party's rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligation, or as to the occurrence of any Default, or as to Secured Party's having declared all of such Obligation to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited.  Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

(g)

Liability/Existence of Default.  Regarding the existence of any Default for purposes of this Agreement, Debtor agrees that the Obligors on any Collateral may rely upon written certification from Secured Party that such a Default exists.  Debtor expressly agrees that Secured Party shall not be liable to Debtor for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Secured Party's exercise of any rights, powers or remedies under any Loan Document except for its own fraud, gross negligence, willful misconduct or violation of any Law.

10.

Other Rights of Secured Party.

(a)

Performance.  In the event Debtor fails to preserve the priority of the Security Interest in any of the Collateral, or, upon the occurrence and during the continuance of a Default, otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party

7

may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which Debtor is required to take under the Loan Documents, but has failed to take.  Any sum which may be reasonably expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys' fees and expenses) shall bear interest from the date of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

(b)

Collateral in Secured Party's Possession.  If, upon the occurrence and during the continuance of a Default, any Collateral comes into Secured Party's possession, Secured Party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral.  Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses incurred by Secured Party in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.  However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, except for Secured Party's own fraud, gross negligence, willful misconduct or violation of any Law.  Provided that Secured Party acts in accordance with all applicable Laws, Secured Party shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.  With respect to Collateral that is in the possession of Secured Party, except for its own fraud, gross negligence, willful misconduct or violation of any Law, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon.

(c)

Subrogation.  If any of the Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

11.

Miscellaneous.

(a)

Reference to Miscellaneous Provisions.  This Agreement is one of the "Loan Documents" referred to in the Credit Agreements, and, therefore, this Agreement is subject to the applicable provisions of Section 14 of the Credit Agreements, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.

(b)

Term.  Upon full and final payment of the Obligation and final termination of the Secured Party's commitment to lend under the Credit Agreement without Secured Party having exercised its rights under this Agreement, this Agreement shall terminate; provided that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Debtor after termination of this Agreement.

(c)

Actions Not Releases.  The Security Interest and Debtor's obligations and Secured Party's Rights under this Agreement shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events:  (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the consent of Debtor, except as required therein; (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor, in each case, except as required by the Loan Documents; (vi) any neglect, delay, omission, failure,

8

or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between Secured Party and Debtor, it being understood that, except as expressly required by the Credit Agreement, Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party under this Agreement; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any third party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

(d)

Waivers.  Except to the extent expressly otherwise provided in this Agreement or in other Loan Documents, Debtor waives (i) any Right to require Secured Party to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of the intention to accelerate; and (iii) all Rights of marshaling in respect of any and all of the Collateral.

(e)

Financing Statement.  Secured Party shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

(f)

Amendments.  This Agreement may only be amended by a writing executed by Debtor and Secured Party.

(g)

Multiple Counterparts.  This Agreement may be executed in any number of identical counterparts.  Each counterpart shall be deemed an original for all purposes and all counterparts, collectively, shall constitute one Agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one set of counterpart signatures.

(h)

Parties Bound.   This Agreement shall be binding on Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns.  The obligations and agreements of Debtor under this Agreement shall be binding upon its successors and assigns, and delivery or other accounting of Collateral to Debtor shall discharge Secured Party of all liability therefor.

(i)

Assignment.

Debtor may not, without Secured Party's prior written consent, assign any Rights, duties, or obligations under this Agreement.

(j)

Notice.  Any notice or communication required or permitted under this Agreement must be given as prescribed in the Credit Agreements.

(k)

Governing Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED--AND THEIR PERFORMANCE ENFORCED--UNDER TEXAS LAW.

(l)

Amended, Restated and Combined Agreement.  This Agreement amends, restates and combines the Prior Agreement such that this Agreement secures the Obligations under both Credit Agreements.

[Signature Page Follows]

9

EFFECTIVE as of the date set forth in the preamble.

DEBTOR:

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:

PHYTO-VENTURE, LLC,

a Texas limited liability company

its General Partner

By: __________________________

Stephen P. Mayeux

Manager

By:  __________________________

Charles Butt

Manager

SECURED PARTY:

SOUTHWEST BANK OF TEXAS, N.A.,

a national banking association

By:  __________________________

Blake A. Stoehr,

Assistant Vice President

SCHEDULE 1

Location of Equipment and Chief Executive Office:

12502 Bay Area Blvd.

Pasadena, Texas 77507

Location of Books and Records

12500 Bay Area Blvd.

Pasadena, Texas 77507

SCHEDULE 2

Equipment Description

Mechanical/Process/Energy Assets

Crystallizer

Distillation Equipment

Solven Recovery System

Pannevis Filter

Processing Equipment

Vacuum Pumps

Process Chiller Equipment

General Machinery and Equipment

Reactor and Water Flasher

Sweco Screen

Boiler

Sandvik System

Packaging System

Tank Farm

Tankage and Related Assets

Laboratory Equipment

Laboratory Equipment

Electrical and Process Control

Instrumental System

Utility Equipment

Office Furniture and Equipment

Furniture and Fixtures

Computer Equipment

SCHEDULE 3

Excluded Equipment

(i)

The equipment covered by (i) that certain Loan and Security Agreement dated June 9, 2000 between Chusei (U.S.A. ) Inc., as Borrower, and Finova Capital Corporation, as Lender and (ii) that certain Financing Statement filed with the Secretary of State of the State of Texas on July 25,2001 at Entry 01-138786; and

(ii)

Wyssmont Dryer (N-18 TURBO-Dryer-Cooler), with associated pumps, blowers, piping & vessels, which is leased to Chusei (U.S.A.) Inc. by Citicorp Vendor Finance, Inc. (Citicorp) and subject to security rights of Citicorp, being used by Phyto-Source, L.P. pursuant to the written permission of Citicorp.

EXHIBIT "H"

County Clerk, Harris County, Texas

Secretary of State - Financing Statement

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

and FINANCING STATEMENT

FROM

PHYTO-SOURCE, L.P.

(Grantor)

TO

George M. Marshall, Trustee

for the benefit of

SOUTHWEST BANK OF TEXAS, N.A.

(Beneficiary)

For purposes of filing this instrument as a financing statement, the mailing address of Phyto-Source, L.P. is 12502 Bay Area Blvd., Pasadena, Texas 77507; the mailing address of Southwest Bank of Texas, N.A. is 5 Post Oak, 4400 Post Oak Parkway, Houston, Texas 77027.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, AND COVERS FUTURE ADVANCES AND PROCEEDS.

PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY MAY BE OR MAY IN THE FUTURE BE AFFIXED TO THE LANDS DESCRIBED IN EXHIBIT "A" HERETO.

THIS FINANCING STATEMENT IS TO BE FILED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

*********************************

This instrument was prepared by Brett A. Williams, PORTER & HEDGES, L.L.P., 700 Louisiana Street, Suite 3500, Houston, Texas 77002.

ATTENTION OF RECORDING OFFICER:  This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code.  This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit "A" hereto.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

PORTER & HEDGES, L.L.P.

700 Louisiana Street, 35th Floor

Houston, Texas 77002

ATTN: RHONDA MUSCHALIK

DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT,

AND FINANCING STATEMENT

THE STATE OF TEXAS

     KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF HARRIS

THAT THE UNDERSIGNED, PHYTO-SOURCE, L.P., a Texas limited partnership (hereinafter called "Grantor," whether one or more), whose mailing address is 12502 Bay Area Blvd., Pasadena, Texas 77057, for and in consideration of the debt hereinafter described, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey, in trust, unto GEORGE M. MARSHALL of Harris County, Texas, as Trustee, and unto his successors in the trust hereby created and unto his or their assigns and the heirs of such assigns (all of whom are hereinafter called "Trustee"), for the benefit of SOUTHWEST BANK OF TEXAS, N.A., a national banking association, the address of which is 5 Post Oak, 4400 Post Oak Parkway, Houston, Texas 77027 and whose mailing address is P.O. Box 27459, Houston, Texas 77227-7459 (hereinafter called "Beneficiary"), all the property described in Exhibit "A" attached hereto and made a part hereof for all purposes.  To have and to hold unto Trustee and his substitutes, successors and assigns the property described in Exhibit "A", together with any and all personal property now or hereafter located thereon owned by Grantor and any and all buildings and improvements of every kind and character now or hereafter situated or placed thereon (including, but not limited to, any and all plumbing, electrical, heating, cooling and other fixtures, equipment (excluding the equipment described on Schedule 3 to the Security Agreement dated as of even date herewith and appliances), and all replacements of and additions thereto, and all of Grantor's rights with respect to utility capacity, utilities and utility taps, wastewater capacity, proceeds arising from any claim pursuant to any policy of title insurance covering the property described in Exhibit "A" and all and singular the rights, privileges, hereditaments, appurtenances, rents, revenues, profits and income thereunto now or hereafter incident or belonging thereto (collectively referred to herein as the "Mortgaged Property"), forever and Grantor does hereby bind itself, it's heirs, successors, assigns and legal representatives to warrant and forever defend, all and singular the Mortgaged Property unto the Trustee, his substitutes or successors and assigns forever, against the claim or claims of all persons to claim the same or any part thereof.  It is hereby agreed that to the extent permitted by law all of the foregoing property is to be deemed and held to be a part of and affixed to the realty.

This conveyance is made in trust, however, to secure and enforce the (A) payment of two promissory notes (hereinafter referred to as "Notes," whether one or more) executed by Grantor, payable to the order of Beneficiary: (i) a Revolving Note in the principal amount of $1,500,000.00; (ii) a Term Note in the principal amount of $3,000,000.00, each bearing interest and being payable as provided therein each of even date herewith and (B) Obligations under that certain Credit Agreement ("Credit Agreement") between Grantor and Beneficiary of even date herewith (collectively, together with this Deed of Trust, the "Credit Documents").

This Deed of Trust shall secure, in addition to the Notes, all funds hereafter advanced by Beneficiary to or for the benefit of Grantor, as contemplated by any covenant or provision herein contained or for any other purpose, and all other indebtedness, of whatever kind or character, owing or which may hereafter become owing by Grantor to Beneficiary, whether such indebtedness is evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Grantor may hereafter become indebted to Beneficiary in further sum or sums, including without limitation under the Credit Agreement.  All indebtedness secured hereby shall be payable in Harris County, Texas, until Beneficiary gives written notice to Grantor designating another place of payment; and unless otherwise provided in the instrument evidencing said indebtedness, shall bear interest at the maximum non-usurious rate allowed by applicable law.  If the Notes or any other indebtedness secured hereby shall be collected by legal proceedings or through a probate or bankruptcy court or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by the option given to the Beneficiary to mature same, Grantor agrees that all attorney's or collection fees as provided for in the Credit Documents shall be paid by Grantor and shall be a part of the indebted-ness secured hereby.  This Deed of Trust shall also secure all renewals, rearrangements and extensions of any of the indebtedness secured hereby.

Better to secure payment of said indebtedness, Grantor does hereby covenant and agree with the Beneficiary and with the Trustee as follows:

2

(1)

Grantor will pay all of the indebtedness secured hereby, together with the interest and other appur-tenant charges thereon, when the same shall become due in accordance with the terms of the Credit Documents or other instruments evidencing said indebtedness or evidencing any renewal or extension of the same or any part thereof.

(2)

Grantor has, in its own right, good and indefeasible title in fee simple to the Mortgaged Property, which is free from encumbrance superior to the liens and security interests hereby created unless otherwise herein provided and have full right and authority to make this conveyance.  Grantor shall at all times comply with and perform all obligations under any applicable laws, statutes, regulations, covenants, restrictions or ordinances relating to the Mortgaged Property.  Grantor acknowledges the existence of that certain Deed of Trust, Security Agreement and Financing Statement dated July 17, 2001 (the "Existing Deed of Trust") and filed for record in the Deed Records of Harris County, Texas by Forbes Medi-Tech (USA), Inc. ("Forbes") affecting the Mortgaged Property.  The lien and security interest created by the Existing Deed of Trust shall be subordinate in all respects to the lien and security interest granted by this Deed of Trust pursuant to the terms of that certain Subordination Agreement dated as of even date herewith by and between Grantor, Beneficiary and Forbes.

(3)

Grantor will keep all buildings and other property covered by this Deed of Trust insured against fire, lightning, tornado, hail, explosion and against such other risks as Beneficiary may require, all in amounts approved by Beneficiary.  In addition to the above required insurance, Grantor will keep all buildings and other property covered by this Deed of Trust and all personal property covered hereby or covered by any other instrument securing payment of the Notes insured for the term of the Credit Documents with flood insurance in an amount at least equal to the outstanding principal of the Notes or to the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less.  Such flood insurance is required hereunder only when such property is located or to be located in an area that has been identified by the Secretary of Housing and Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.  Such insurance is to be written in form and in companies acceptable to the Beneficiary with mortgagee clauses of standard form in favor of Beneficiary and will deliver the policies of insurance to the Beneficiary promptly as issued; and, in case the Grantor fails so to do, Beneficiary, at its option, may procure such insurance at Grantor's expense.  All renewal and substitute policies of insurance shall be delivered at the office of Beneficiary, premiums paid, at least ten (10) days before termination of policies theretofore delivered to Beneficiary.  All policies shall provide, by way of riders, endorsements or other-wise, that the insurance provided thereby shall not be terminated, reduced or otherwise limited, regardless of any breach of the representations and agreements set forth therein and that the interest of the Beneficiary will not be invalidated by any act or omission of the Grantor and that no such policy shall be canceled, endorsed or amended to any extent unless the issuer thereof shall have first given Beneficiary at least fifteen (15) days prior written notice.  In case Grantor fails to furnish such policies, Beneficiary, at its option, may procure such insurance at Grantor's expense.  In case of loss, Beneficiary, at its option, shall be entitled to receive and retain the proceeds of the insur-ance policies, applying the same toward payment of said indebtedness as Beneficiary shall see fit or, at Beneficiary's option, Beneficiary may pay the same over wholly or in part to Grantor for the repair of said building or buildings or for the erection of a new building or buildings in their place or for any other purpose satisfactory to Beneficiary, but Beneficiary shall not be obligated to see to the proper application of any amount paid over to Grantor.  If Beneficiary elects to allow payment of all or part of such proceeds to Grantor, such payments shall be disbursed on such terms and subject to such conditions as Beneficiary may specify.  Should Beneficiary elect to allow Grantor to repair such damage, Grantor agrees that, regardless of whether any insurance proceeds payable to it are sufficient to pay the costs of repair and restoration of the Mortgaged Property, Grantor shall promptly commence and carry out the repair, replacement, restoration and rebuilding of any and all of the Mortgaged Property damaged or destroyed by fire or other casualty so as to return same, to the extent practicable, to its condition immediately prior to such damage to or destruction thereof.  Grantor shall not permit or carry on any activities within or relating to the Mortgaged Property that is prohibited by the terms of any insurance policy covering any part of the Mortgaged Property or which permits cancellation of or increase in the premium payable for any insurance policy covering any part of the Mortgaged Property.  In the event of a foreclosure of this Deed of Trust, the purchaser of the Mortgaged Property shall succeed to all the rights of Grantor, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Beneficiary pursuant to the provisions of this Deed of Trust.  Regardless of the types or amounts of insurance required and approved by Beneficiary, Grantor shall assign and deliver to Beneficiary all policies of insurance that insure against any loss or damage to the Mortgaged Property as collateral and further security for the payment of the

3

Notes and any other indebtedness secured hereby.  Grantor shall also obtain and maintain in force and effect such liability and other insurance policies and protection as Beneficiary may from time to time specify.

(4)

Grantor will pay all taxes and assessments against the Mortgaged Property including, without limitation, all taxes in lieu of ad valorem taxes as the same become due and payable and provide Beneficiary with copies of paid tax receipts or tax certificates evidencing payment, from each taxing authority having jurisdiction over the Mortgaged Property.  If Grantor fails to provide such evidence of payment within thirty (30) days from the date such taxes are due and payable, Beneficiary may procure a tax certificate(s) at Grantor's sole cost and expense.  In the event of the passage after date of this Deed of Trust of any law by the State of Texas deducting from the Mortgaged Property for the purposes of taxation any lien thereon or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or indebtedness secured thereby for State or local purposes or the manner of the operation of any such taxes so as to affect the interest of Beneficiary, then, and in such event, Grantor shall bear and pay the full amount of such taxes.  If Grantor fails to pay any such taxes and assessments including, without limitation, taxes in lieu of ad valorem taxes and taxes against this Deed of Trust or said indebtedness secured hereby, Beneficiary may pay the same, together with all costs and penalties thereon, at Grantor's expense; provided, how-ever, that if, for any reason, payment by Grantor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render said indebtedness wholly or partially usurious under any of the terms or provisions of the Credit Documents or this Deed of Trust or otherwise, Beneficiary may, at its option, declare the indebtedness secured hereby, with all accrued interest thereon, to be immediately due and payable or Beneficiary may, at its option, pay the amount or portion of such taxes as renders the indebtedness secured hereby unlawful or usurious, in which event Grantor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes.

(5)

All judgments, decrees, awards or payment for injury or damage to the Mortgaged Property and all awards pursuant to proceeding for condemnation thereof, including interest thereon, are hereby assigned in their entirety to the Beneficiary, who may apply the same first to reimbursement of all costs and expenses incurred by Beneficiary in connection with such condemnation proceeding and the balance to the indebtedness secured hereby in such manner as it may elect; and Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for and to appeal from any such award, judgment or decree.  Grantor shall promptly notify Beneficiary of the institution or threatened institution of any proceeding for the condemnation of any of the Mortgaged Property.  Beneficiary shall have the right to participate in any such condemnation proceeding.

(6)

If, while this trust is in force, the title of the Trustee to the Mortgaged Property or any part thereof shall be endangered or shall be attacked directly or indirectly, Grantors hereby authorize the Beneficiary, at Grantor's expense, to take all necessary and proper steps for the defense of said title, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against said title.

(7)

If, in pursuance of any covenant herein contained, the Beneficiary shall pay out any money chargeable to Grantor or subject to reimbursement by Grantor under the terms of said covenant or agreement, Grantor will repay the same to Beneficiary immediately at the place where the payments under the Credit Documents or other indebtedness hereby secured are payable, together with interest thereon at the maximum non-usurious rate allowed by applicable law from and after the date of Beneficiary's making such payment.  The sum of each such payment shall be added to the Notes and thereafter shall form a part of the same; and it shall be secured by this Deed of Trust and by subrogation to all the rights of the person, corporation or body politic receiving such payment.

(8)

Grantor will keep every part of the Mortgaged Property in good condition and presenting a good appearance, making promptly all repairs, renewals and replacements necessary to such end and doing promptly all else necessary to such end; but Grantor will discharge all claims for labor performed and material furnished therefor; and will not suffer any lien of mechanics or materialmen therefor to attach to any part of the Mortgaged Property; and Grantor will guard every part of the Mortgaged Property from removal, destruction and damage, and will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened.  No building or other property now or hereafter covered by the lien of this Deed of Trust shall be removed, demolished or materially altered or enlarged, nor shall any new building be constructed, without the prior written consent of Beneficiary.  Grantor shall not initiate, join in or consent to any change in any private restrictive covenants, zoning ordinances or other public or private restrictions limiting or defining the uses that may be made of the Mortgaged Property or any part thereof without the prior written consent of Beneficiary.  Beneficiary and its agents or

4

representatives shall have access to the Mortgaged Property at all reasonable times in order to inspect same and verify Grantor's compliance with their duties and obligations under this Deed of Trust.  Grantor shall not, without prior written approval of Beneficiary, grant, convey or otherwise create or permit to be created, any type of mortgage, lien, security interest or other encumbrance on any of the Mortgaged Property, regardless whether same shall be inferior and subordinate to the liens and security interests of Beneficiary in and to the Mortgaged Property.

(9)

Grantor shall not sell, transfer, assign or mortgage all or any portion of the Mortgaged Property (including any utilities, utility capacity, utility taps or any rights or interests thereto), nor shall Grantor grant any easement, right-of-way or file of record any restrictive covenants or restrictions whatsoever with respect to the Mortgaged Property, nor shall Grantor rent or lease any or all of the Mortgaged Property for a period in excess of one (1) year without the express written consent of the Beneficiary.  If Grantor is a corporation or partnership, any sale of corporate stock or partnership interests shall constitute a sale of the Mortgaged Property for the purposes hereof.

(10)

In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a per-son other than Grantor, Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to said indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or upon said indebtedness.  No sale of the Mortgaged Property and no forbearance on the part of Beneficiary and no extension of the time for the payment of said indebtedness given by Beneficiary shall operate to release, discharge, modify, change or affect, either in whole or in part, any original liability of Grantor or the liability of the guarantors or sureties of Grantor or of any other party liable for payment of said indebtedness or any part thereof.

(11)

In the event Grantor shall default in the prompt payment when due of the indebtedness secured hereby or any part thereof or any part of any indebtedness of Grantor to any other person or entity, or fail to keep and perform any of the covenants or agreements herein contained; or in the event any of the representations or warranties made to Beneficiary or set forth herein prove to be false; or in the event Grantor or any person liable for the indebtedness secured hereby or any part thereof file a voluntary petition in bankruptcy, make an assignment for the benefit of any creditor or are adjudicated a bankrupt or insolvent or if the Mortgaged Property is placed under control or in the custody of any court or if the Grantor abandons any of the Mortgaged Property; then the Beneficiary, at its option, may declare the entire indebtedness secured hereby immediately due and payable, where-upon it shall be so due and payable.

(12)

All of the covenants and agreements of Grantor set forth herein shall survive the execution and delivery of this Deed of Trust and shall continue in force until the indebtedness secured hereby is paid in full.  Accordingly, if Grantor shall perform faithfully each and all of the covenants and agreements herein contained, then, and then only, this conveyance shall become null and void and shall be released in due form at Grantor's expense; otherwise, it shall remain in full force and effect.  No release of this conveyance or the lien thereof shall be valid unless executed by the Beneficiary.

(13)

If Grantor shall fail to perform faithfully any covenant or agreement herein contained, Grantor hereby authorizes and empowers the Trustee and each and all of his successors in this trust, at the request of the Beneficiary, at any time when Grantor shall be in default in the performance of any such covenant or agreement, to sell the Mortgaged Property at public vendue to the highest bidder for cash at the door of the County Courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated, as herein described, between the hours of 10:00 a.m. and 4:00 p.m. (as more particularly described in the hereinafter described notice) of the first Tuesday of any month, after advertising the time, place and terms of said sale and the Mortgaged Property to be sold, by posting (or by having some person or persons acting for him post) for at least twenty-one (21) days preced-ing the date of the sale, written or printed notice of the proposed sale at the Courthouse of said county in the area of the Courthouse designated by the Commissioner's Court as the area for sales pursuant to Section 51.002 of the Texas Property Code and if no area is designated by the Commissioner's Court, the notice of sale shall designate the area of the Courthouse where the sale is to take place; in addition to such posting of notice, the holder of the indebt-edness hereby secured shall, at least twenty-one (21) days preceding the date of sale:  (a) serve written or printed notice of the proposed sale by certified mail on Grantor and on each other debtor, if any, obligated to pay the indebtedness hereby secured according to records of such holder, which shall state the earliest time at which the sale will begin and the sale shall begin at such time or not later than three (3) hours after that time, and (b) file a copy of the notice of proposed sale with the County Clerk or County Clerks of the county or counties where such notice was posted.  Service of such notice shall be completed upon deposit of the

5

notice, enclosed in a postpaid wrapper, prop-erly addressed to Grantor and such other debtors at their most recent address or addresses as shown by the records of the holder of the indebtedness hereby secured, in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  The provisions hereof with respect to posting and giving notices of sale are intended to comply with the provisions of Section 51.002 of the Property Code of the State of Texas, and, in the event the requirement for any notice under such Section 51.002 shall be eliminated or the prescribed manner of giving same modified by future amendment to or adoption of any statute superseding such Section 51.002, the requirement for such particular notice shall be deemed stricken from or modified in this instrument in conformity with such amendment or superseding statute, effective as of the effective date of same.  The manner herein prescribed for serving or giving any notice, other than that to be posted or caused to be posted by the Trustee, shall not be deemed exclusive, but such notice or notices may be given in any other manner which may be permitted by applicable law.  Grantor agrees that no notice of any sale other than as set out in this paragraph need be given by Trustee, Beneficiary or any other person.  Grantor hereby designates as its address for the purposes of such notice the address set out in the first paragraph hereof and agree that such address shall be changed only by depositing notice of such change, enclosed in a postpaid wrapper, in a post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to Beneficiary at the address for Beneficiary set out herein (or to such other address as Beneficiary may have designated by notice given as above provided to Grantor and such other debtors), any such notice of change of address of Grantor or other debtors shall be effective upon receipt by Beneficiary.  Any change of address of Beneficiary shall be effective three (3) business days after deposit thereof in the above described manner in a post office or official depository under the care and custody of the United States Postal Service.  Grantor does hereby authorize and empower Trustee and each and all of his successors in this trust to sell the Mortgaged Property or any interest or estate in the Mortgaged Property, together or in lots or parcels, as such Trustee shall deem expedient and to execute and deliver to the purchaser or purchasers of the Mortgaged Property good and sufficient deed or deeds of conveyance thereof and bills of sale with covenants of general warranty binding on Grantor and Grantor's heirs, legal representatives, successors and assigns.  Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows:  (a) he shall pay the reasonable expense of executing this trust, including a commission to himself of five percent (5%) of the gross proceeds of the sale; (b) after paying such expenses, he shall pay, so far as may be possible, the indebtedness hereby secured, discharging first that portion of said indebtedness arising under the covenants or agreements herein contained and not evidenced by note; (c) then, he shall pay, so far as may be possible, the indebtedness secured by any liens equal or superior to the lien created hereby; and (d) he shall pay the residue, if any, to Grantor, its heirs, legal representatives, successors or assigns.  Payment of the purchase price to the Trustee shall satisfy the obligation of the purchaser at such sale therefor and he shall not be bound to look after the application thereof.

(14)

If the herein-named Trustee shall die or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by Beneficiary so to do or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee to act instead of the herein-named Trustee, Beneficiary shall have full power to appoint, by written instrument, a substitute trustee and, if necessary, several substitute trustees in succession, who shall succeed to all the estate, rights, powers and duties of Trustee named herein and no notice of such appointment need be given to Grantor or to any other person or filed for record in any public office.  Such appointment may be executed by any authorized agent of the Beneficiary; and such appointment executed in its behalf by any officer of such entity shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of such entity.  Grantor hereby ratifies and confirms any and all acts that Trustee, or his successor or successors in this trust shall do lawfully by virtue hereof.  Grantor hereby agrees, on behalf of Grantor and of Grantor's heirs, legal representatives, successors and assigns, that the recitals contained in any deed or deeds or other instrument executed in due form by any Trustee or substitute trustee acting under the provisions of this Deed of Trust shall be prima facie evidence of the facts recited and that it shall not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds or other instrument and the pass-ing of title thereby and all prerequisites and requirements of any sale or sales shall be conclusively presumed to have been

6

performed and all persons subsequently dealing with the Mortgaged Property purported to be conveyed by such deed or deeds or other instrument including, without limitation, the purchaser or purchasers thereof, shall be fully protected in relying upon the truthfulness of such recitals.

(15)

The purchaser at any trustee's or foreclosure sale hereunder, may disaffirm any easement granted or rental or lease contract made in violation of any provision of this Deed of Trust and may take immediate posses-sion of the Mortgaged Property free from and despite the terms of such grant of easement and rental or lease contract.

(16)

The Beneficiary may bid and become the purchaser of the Mortgaged Property at any trustee's or foreclosure sale hereunder.

(17)

Subsequent to default hereunder or default pursuant to the other Credit Documents or any other instrument securing payment thereof, Grantor hereby authorizes the Beneficiary, if and whenever it shall desire, to demand and receive, in Grantor's right, all sums that may become due under any and each oil, gas, mineral or other lease, rental contract and easement contract pertaining to any portion of the Mortgaged Property and, when received, to apply the same on the indebtedness secured hereby.  No demand for and no receipt or application of any such sum shall be deemed to minimize, subordinate or affect in any way the liens and rights hereunder of the Beneficiary or any rights of a pur-chaser of the Mortgaged Property at trustee's or foreclosure sale hereunder as against the person from whom such sum was demanded or received or his executors, administrators or assigns or anyone claiming under such lease, rental or easement contract.

(18)

Any part of the Mortgaged Property may be released by the Beneficiary without affecting the lien hereof against the remainder.  The lien and rights hereby granted shall not affect or be affected by any other security taken for the same indebtedness or any part thereof.  The taking of additional security or the extension, renewal or rearrangement of the same indebtedness or any part thereof, shall at no time release or impair the lien and rights granted hereby or affect the liability of any endorser or surety or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal or extension of the indebtedness secured hereby or any part thereof, shall be and remain a first and prior lien on all of the Mortgaged Property not expressly released until the said indebtedness is completely paid.

(19)

The invalidity or unenforceability in particular circumstances of any provision of this Deed of Trust shall not extend beyond such provision or such circumstances and no other provision of this Deed of Trust shall be affected thereby.  It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in the Credit Documents, or any instrument evidencing any indebtedness secured hereby, in this Deed of Trust or in any of the documents or instruments securing payment of said indebtedness or otherwise relating thereto, in no event shall the Credit Documents or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws.  If any such excess of interest is contracted for, charged or received under the Credit Documents or any instrument evidencing said indebtedness under this Deed of Trust or under the terms of any of the other documents securing payment of said indebtedness or otherwise relating thereto or in the event the maturity of any of said indebtedness is accelerated in whole or in part or in the event that all or part of the principal or interest of said indebtedness shall be prepaid so that, under any of such circumstances, the amount of interest contracted for, charged or received under the Credit Documents or any instruments evidencing said indebtedness under this Deed of Trust or under any of the instruments securing payment of said indebtedness or otherwise relating thereto on the amount of principal actually outstanding from time to time under the Credit Documents and other instruments evidencing said indebtedness shall exceed the maximum amount of interest permitted by applicable usury laws, then, in any such event, (a) the provisions of this paragraph shall govern and control, (b) neither Grantor nor any other person or entity now or hereafter liable for the payment of the amounts due under the Credit Documents or any instrument evidencing said indebtedness shall be obligated to pay the amount of such interest to the extent

7

that it is in excess of the maximum amount of interest permitted by applicable usury laws, (c) any such excess that may have been collected shall be either applied as a credit against the then unpaid principal amount of the Notes or refunded to Grantor, at the holder's option, and (d) the effective rate of interest shall be automatically reduced to the maximum non-usurious rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Credit Documents or any instrument evidencing said indebtedness under this Deed of Trust or under such other documents that are made for the purpose of determining whether such rate exceeds the maximum non-usurious applicable rate, shall be made, to the extent permitted, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loans evidenced by the Notes or the instruments evidencing said indebtedness, all interest at any time contracted for, charged or received from Grantor or otherwise by the holder or holders hereof in connection with such loans.

(20)

Neither the Grantor, its heirs, executors, administrators or assigns, ever shall have or assert any right under any statute or rule of law pertaining to the marshaling of assets, the exemption of homestead, the admini-stration of estates of decedents or other matter whatever to defeat, reduce or affect the right of the Beneficiary under the terms of this Deed of Trust to a sale of the Mortgaged Property for the collection of said indebtedness (without any prior or different resort for collection) or the right of Beneficiary under the terms of this Deed of Trust to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant whatever (only reasonable expenses as aforesaid being first deducted).

(21)

It is agreed that if default be made in the payment of any installment of the Notes, the holder of the indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with fore-closure in satisfaction of such item, either through the courts or by directing the Trustee or his successors in trust to proceed as if under a full foreclosure, conducting the sale as herein provided and without declaring the whole debt due and provided that, if sale is made because of default of an installment or a part of an installment, such sale may be made subject to the unmatured part of the Notes and debt secured by this Deed of Trust; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the debt secured by this Deed of Trust but, as to such unmatured part of this Deed of Trust, shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph.  And it is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the debt secured hereby, it being the purpose to pro-vide for a foreclosure and sale of the security for any matured portion of the debt secured hereby without exhausting the power to foreclose and to sell the security for any other part of the debt secured hereby, whether matured at the time or subsequently maturing.  It is agreed that an assignee holding any installment or installments or part of any installment of the Notes secured hereby shall have the same powers as are hereby conferred on the holder of the indebtedness to proceed with foreclosure on a matured installment or installments and also to request the Trustee or successors in trust to sell the Mortgaged Property; but if an assignee forecloses or causes a sale to be made to satisfy any installment, part of an installment or installments, then such foreclosure or sale shall be made subject to the unmatured part of the Notes and the debt secured hereby owned by the holder of the indebtedness at the time or assigned subsequent to the assignment of the item to satisfy which the sale is being made.

(22)

It is expressly agreed that (a) no waiver of any default on the part of Grantor or breach of any of the provisions of this Deed of Trust shall be considered a waiver of any other or subsequent default or breach and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers and, likewise, no exercise or enforcement of any right or powers hereunder shall be held to exhaust such rights and powers and every such right and power may be exercised from time to time; (b) any failure by Beneficiary to insist upon the strict performance by Grantors of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust; (c) neither Grantor nor any other person now or hereafter obligated for the payment of the whole or any part of said indebtedness shall be relieved of such obligation by reason of the failure of Beneficiary or Trustee to comply with any request of Grantor or of any other person so obligated to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any obligations secured by this Deed of Trust or by reason of the release, regardless of consideration, of the whole or any part of the security held for said indebtedness or by reason of the subordination in whole or in part by Beneficiary of the lien, security interest or rights evidenced hereby or by reason of any agreement or stipulation which any subsequent owner or owners of the Mortgaged Property extending the time of payment or modifying the terms of said indebted-ness or this Deed of Trust without first having obtained the consent of Grantor or such other person and, in the latter event, Grantor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Beneficiary; (d) regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien or security interest on the

8

Mortgaged Property, Beneficiary may release the obligation of anyone at any time liable for any of said indebtedness or any part of the security held for said indebtedness and may extend the time of payment or otherwise modify the terms of said indebtedness and/or this Deed of Trust without, as to the security or the remainder thereof, in anywise impairing or affecting the lien or security interest of this Deed of Trust or the priority of such lien or security interest as security for the payment of said indebtedness as it may be so extended or modified over any subordinate lien or security interest; (e) the holder of any subordinate lien or security interest shall have no right to terminate any lease affecting the Mortgaged Property, whether or not such lease be subordinate to this Deed of Trust; and (f) Beneficiary may resort, for the payment of said indebtedness, to any secu-rity therefor held by Beneficiary in such order and manner as Beneficiary may elect.

(23)

In the event that there be a trustee's sale hereunder and if, at the time of such sale, Grantor, its heirs, executors, administrators or assigns, be occupying the premises so sold, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day, based upon the value of the Mortgaged Property, such rental to be due daily to the purchaser.  An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of the Mortgaged Property; and this Deed of Trust and the trustee's deed shall constitute a lease and agreement under which the tenant's possession, each and all, arose and continued.

(24)

In the event any portion of said indebtedness is not, for any reason whatsoever, secured by this Deed of Trust on the Mortgaged Property, the full amount of all payments made on said indebtedness shall first be applied to such unsecured portion of said indebtedness until the same has been fully paid.

(25)

It is agreed that the lien hereby created shall take precedence over and be a prior lien to any other lien of any character, whether vendor's, materialmen's or mechanics' lien hereafter created on the Mortgaged Property and, in the event the proceeds of the Notes are used to pay off and satisfy any liens heretofore existing on the Mortgaged Property, then Beneficiary is and shall be subrogated to all of the rights, liens and remedies of the holders of the indebtedness so paid.

(26)

The covenants herein contained shall bind and the benefits and advantages shall inure to the respective heirs, executors, administrators, successors and assigns of the parties hereto and to any substitute trustee.  Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.  The term "Beneficiary" shall also include any lawful owner, holder or pledgee of any indebtedness secured hereby.

(27)

Without limiting any of the provisions of this Deed of Trust, the Grantor, as Debtor and referred to in this Paragraph as "Debtor," expressly:

(a)

Grant unto the holder of all indebtedness described herein, as Secured Party and referred to in this Paragraph as "Secured Party," a security interest in all of the properties herein-above described (including both those now and those hereafter existing) to the full extent that same may be subject to Chapter 9 of the Texas Business and Commerce Code as now adopted and existing and as it may hereinafter be amended or succeeded (hereinafter called "Uniform Commercial Code").

(b)

Agree that, in addition to any other remedies granted in this instrument to the Secured Party or Trustee, the Secured Party may, in the event of any default, proceed under the Uniform Commercial Code as to all or any part of the personal property (tangible or intangible) and fixtures included in the properties described herein or located on or affixed to the Mortgaged Property (such portion of the properties being herein referred to as "Collateral") and shall have and may exercise, with respect to the Collateral, all the rights, remedies, and powers of a Secured Party under the Uniform Commercial Code including, without limitation, the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor and to apply the proceeds thereof toward payment of any costs and expenses and attorney's fees and legal expenses thereby incurred by Secured Party and toward payment of the Debtors' obligations including the Credit Documents and all other indebtedness described in this instrument in such order or manner as Secured Party may elect.  Among the rights of Secured Party in the event of default and,

9

without limitation, Secured Party shall have the right to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized.  To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of a debtor or for-malities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to the Debtor at the address shown herein at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(c)

Grant to the Secured Party, after default hereunder, the right, at its option, to transfer at any time to itself or to its nominee the Collateral or any part thereof and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to hold the same as security for the Debtor's obligations or to apply it on the principal and interest or other amounts owing on any of the Debtor's obligations, whether or not then due, in such order or manner as the Secured Party may elect.  All rights or marshaling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(d)

Covenant, stipulate and agree that all recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been per-formed or to have occurred.

(e)

Covenant and agree that Secured Party may require Debtors, after default hereunder, to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties.  All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorney's fees, legal expenses and costs, shall be added to the Debtor's obligations and the Debtor shall be liable therefor.

(f)

Covenant and agrees that the Secured Party may, at its election, at any time after delivery of this instrument, sign one or more copies of this instrument in order that such copies may be used as a Financing Statement under the Uniform Commercial Code.  Such sig-nature by the Secured Party may be placed between the last sentence of the instrument and the Debtor's acknowledgment or may follow the Debtor's acknowledgment.  The Secured Party's signature need not be acknowledged and is not necessary to the effec-tiveness of this instrument as a deed of trust, mortgage, assignment, pledge or security agreement.

Except for the security interest granted hereby in the Collateral, Debtor is the owner and holder of the Collateral free of any adverse claim, security interest or encumbrance and Debtor will defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein.  Debtor has not here-tofore signed any financing statement covering the Collateral and no such financing statement signed by Debtor is now on file in any public office except those statements true and correct copies of which have been delivered to the Secured Party.  So long as any amount remains unpaid on any indebtednesses described in this Deed of Trust, Debtor will not execute and there will not be filed in any public office such financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder unless the prior written specific consent

10

and approval of Secured Party shall have first been obtained.  Debtor authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party covering the Collateral and, at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code, in form satisfactory to Secured Party, and will pay the cost of filing the same or filing or recording this instrument as a financing statement in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(28)

Portions of the Mortgaged Property are goods which are or are to become fixtures relating to the property described in Exhibit "A" and the Grantor herein expressly covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where the Mortgaged Properties are located shall also operate from time of filing therein as a financing statement filed as a fixture filing in accordance with Section 9.502(c) of the Uniform Commercial Code - Secured Transaction of the State of Texas.

(29)

Grantor will pay all fees or costs for appraisals that the Beneficiary may reasonably require from time to time, but in no event more than one (1) appraisal annually.  In addition, Grantor will pay all recording fees, taxes, abstract fees, attorneys' fees and all other costs and expenses of every character from time to time incurred in connection with the making, closing and servicing of the loan evidenced by the Notes, or any renewal, modification, rearrangement or extension thereof and will pay all reasonable fees and charges made by the Trustee for services performed hereunder and will reimburse Beneficiary and the Trustee for all expenses incurred by them, respectively, and will indemnify and hold harmless Beneficiary and the Trustee from and against all claims, demands, liabilities and causes of action asserted against either of them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property or this Deed of Trust, save and except for their willful misconduct. In the event that Beneficiary should pay for expenses incurred in way of attorneys' fees in connection with title examination and legal matters and/or appraisal fees or costs connected with the making, closing or servicing the Credit Documents or any renewal, modification, rearrangement or extension thereof, or pay any recording or filing fee or fees incident to recording instruments, title insurance premiums and title insurance endorsement fees, Grantor shall reimburse the Beneficiary for all such sums upon demand.  Any such sums shall become part of the indebtedness secured by this Deed of Trust and shall bear interest from the date incurred by Beneficiary at the rate provided in the Credit Documents.

(30)

The term "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regu-lations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) underground storage tanks, whether empty, filled or partially filled with any substances (f) any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Requirements; and (g) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.  The term "Governmental Requirements" shall mean all laws, ordinances, rules and regulation of the United States, the state, the county, the city or any other political subdivision in which the Mortgaged Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Grantor, any guarantor of the Notes, or the Mortgaged Property.

The term "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Mortgaged Property, any improvements, facilities, soil, groundwater, air or other elements on or off the Mortgaged Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date hereof) emanating from the Mortgaged Property.

Grantor represents and warrants to Beneficiary that:

(a)

To the best of Grantor's knowledge no Hazardous Materials are located on the Mortgaged Property or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near the Mortgaged Property.  No portion of the

11

Mortgaged Property is being used or, to the knowledge of Grantor, has been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials nor is the Mortgaged Property affected by any Hazardous Materials Contamination.

(b)

To the best of Grantor's knowledge, no Hazardous Materials are located in the vicinity of the Mortgaged Property.

(c)

To the best of Grantor's knowledge no polychlorinated biphenyls have been released on the Mortgaged Property, from electrical transformers, cooling oils, or any other device or form.

(d)

To the best of Grantor's knowledge, no investigation, administrative order, consent order and agreement, litigation or settle-ment with respect to Hazardous Materials or Hazardous Materials Contamination is pro-posed, threatened, anticipated or in existence with respect to the Mortgaged Property.  To the best of Grantor's knowledge, the Mortgaged Property and its existing and prior uses comply and at all times have complied with any applicable Governmental Requirements relating to environmental matters or Hazardous Materials.  To the best of Grantor's knowledge, there is no condition on the Mortgaged Property which is in violation of any applicable Governmental Requirements relating to Hazardous Materials, and Grantor has received no communication from or on behalf of any Governmental Authority that any such condition exists.  The Mortgaged Property is not currently on and, to Grantor's knowledge after diligent investigation and inquiry, has never been on any federal or state "Superfund" or "Superlien" list.

(e)

All representations and warranties contained in this Section shall survive the consumma-tion of the transactions contemplated hereby.

Grantor covenants as follows:

(a)

Grantor agrees to (i) give notice to Beneficiary immediately upon Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Mortgaged Property or of any Hazardous Materials Contamination with a full description thereof; (ii) promptly, at Grantor's sole cost and expense, complies with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; and (iii) provides Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit or similar financial assurance evidencing to Beneficiary's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Mortgaged Property as a result thereof.

(b)

Grantor shall not cause or suffer any liens to be recorded against the Mortgaged Property as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Material in or about the Mortgaged Property, including any state, federal or local so-called "Superfund" lien relating to such matters.

(c)

Grantor shall at all times retain any and all liabilities arising from the presence, handling, treatment, storage, transportation, removal or disposal of Hazardous Materials on the Mortgaged Property.  Regardless of whether any Event of Default shall have occurred and be continuing or any remedies in respect of the Mortgaged Property are exercised by Beneficiary, Grantor shall defend, indemnify and hold harmless Beneficiary from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs) (the foregoing are hereinafter collectively referred to as "Liabilities") which may now or in the future (whether before or after the

12

culmination of the transactions contemplated hereby) be incurred or suffered by Beneficiary by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Grantor contained or referred to in this Section or which may be asserted as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission, or release from the Mortgaged Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Mortgaged Property or the applicability of any Governmental Requirements relating to Hazardous Materials, whether or not occa-sioned wholly or in part by any condition, accident or event caused by any act or omis-sion of Beneficiary.

Such Liabilities shall include, without limitation; (i) injury or death to any person; (ii) damage to or loss of the use of any property; (iii) the cost of any demolition and rebuilding of the improvements, repair or remediation and the preparation of any activity required by any Governmental Authority; (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Material on, from or under the Mortgaged Property; and (v) the imposition of any lien on the Mortgaged Property arising from the activity of Grantor or Grantor's predecessors in interest on the Mortgaged Property or from the existence of Hazardous Materials or Hazardous Materials Contamination upon the Mortgaged Property.

The covenants and agreements contained in this Section shall survive the consummation of the transactions contemplated hereby.

Notwithstanding anything contained in the Credit Documents or in any of the loan documents, the Grantor shall not be released of personal liability and shall have personal liability for any and all of Beneficiary's costs, expenses, damages or liabilities (including, without limitation, all reasonable attorneys' fees, whether incurred by Beneficiary prior to or following foreclosure of the Deed of Trust and whether Beneficiary shall be in the status of a lienholder or an owner of the Mortgaged Property following foreclosure) directly or indirectly arising out of or attributable to the use, generation, manufacture, storage, release, threatened release, discharge, disposal, or presence on, under, to, from or about the Mortgaged Property of any Hazardous Materials and/or Hazardous Materials Contamination.

(31)

This Deed of Trust is executed and delivered pursuant to and is entitled to the benefits of that certain Credit Agreement of even date herewith between Grantor and Beneficiary.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreeement.

(32)

GRANTOR HEREBY EXPRESSLY RECOGNIZES THAT CONTAINED IN SECTIONS  AND  OF THIS DEED OF TRUST ARE PROVISIONS WHICH REQUIRE GRANTOR TO INDEMNIFY BENEFICIARY UNDER CERTAIN CIRCUMSTANCES AND GRANTOR HEREBY ACKNOWLEDGES THAT BY EXECUTING THIS DEED OF TRUST, GRANTOR ACCEPTS THESE PROVISIONS AND THE OBLIGA-TIONS TO INDEMNIFY BENEFICIARY UNDER SUCH CIRCUMSTANCES.

[Signature page follows]

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EXECUTED effective as of the 1st day of August, 2003.

PHYTO-SOURCE, L.P.,

a Texas limited partnership

By:  PHYTO-VENTURE, LLC,

        a Texas limited liability company

        its General Partner,

By: ______________________________

Stephen P. Mayeux

Manager

By: ______________________________

Charles Butt

Manager

THE STATE OF TEXAS

COUNTY OF ________

This instrument was acknowledged before me on this _____ day of August, 2003, by Stephen P. Mayeux, Manager of Phyto-Venture, LLC, as general partner of Phyto-Source, L.P., a Texas limited partnership, on behalf of said partnership.

______________________________

[S E A L]

Notary Public in and

for the STATE OF TEXAS

THE STATE OF TEXAS

COUNTY OF ________

This instrument was acknowledged before me on this _____ day of August, 2003, by Charles Butt, Manager of Phyto-Venture, LLC, as general partner of Phyto-Source, L.P., a Texas limited partnership, on behalf of said partnership.

[S E A L]

______________________________

Notary Public in and

for the STATE OF TEXAS

14

EXHIBIT "A"

The Properties described in the following attachment to this Exhibit A, as the same are more particularly described in the recorded documents as set forth in said attachment, said attachment incorporated by reference herein.

EXHIBIT "I"

SUBORDINATION AGREEMENT

THE STATE OF TEXAS

     KNOW ALL PERSONS BY THESE PRESENTS:

COUNTY OF HARRIS

The undersigned (hereinafter called "Subordinated Creditor") for value received, the receipt and sufficiency of which is hereby acknowledged, and to induce Southwest Bank of Texas, N.A., a national banking association (hereinafter called "Lender"), at its option at any time or from time to time to loan monies with or without security to or for the account of Phyto-Source, L.P., a Texas limited partnership (hereinafter called "Borrower"), and at the special insistence and request of Lender, Subordinated Creditor hereby agrees with Lender as follows:

1.

The payment of and any liens or security interests securing payment of any and all Subordinated Debt is expressly subordinated to the extent and in the manner set forth in paragraphs 2 through 6, inclusive, hereof to Senior Indebtedness (defined below) and the liens and security interests securing Senior Indebtedness.  The term "Subordinated Debt" as used in this Subordination Agreement shall mean and include any and all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by the Subordinated Creditor, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Subordinated Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor arising out of (a) that certain Loan Agreement dated July 17, 2001 evidencing a loan from Subordinated Creditor to Borrower in the principal amount of $4,000,000 between Subordinated Creditor and Borrower, as evidenced by (i) that certain Phyto-Source, L.P. Promissory Note dated July 17, 2001 (the "Subordinated Note"), (ii) that certain Deed of Trust, Security Agreement and Financing Statement dated July 17, 2001, filed for record under Harris County Clerk File No. V193678, securing debt in the amount of $4,000,000.00, payable to Subordinated Creditor, and (iii) that certain Financing Statement filed with the Secretary of State of the State of Texas on July 26, 2001 at entry 01-139313 and pursuant to that certain Amended and Restated Formation and Contribution Agreement executed on July 17, 2001 (the "Formation Agreement") and (b) any and all accounts payable due from Borrower to Subordinated Creditor ("Accounts Payable"), including amounts payable pursuant to that certain Bill of Sale dated July 17, 2001 and that certain Formation Agreement, except that, during the term of this Subordination Agreement, the aggregate amount of $1,000,000 in Accounts Payable will not be subject to the terms of this Subordination Agreement and may be paid in accordance with the terms of the Formation Agreement.  The agreements and other documents evidencing the Subordinated Debt being the "Subordinated Loan Documents."

The term "Senior Indebtedness" as used in this Subordination Agreement shall mean and include any and all indebtedness, liabilities and obligations of Borrower to Lender absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by Lender whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Lender as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and including, without limitation, the Obligation, as that term is defined in the Credit Agreement between Borrower and Lender of even date herewith (the "Credit Agreement").  Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Credit Agreement.

2.

During such time as any Senior Indebtedness remains unpaid, Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from the Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument), provided, however, nothing contained herein shall prevent Subordinated Creditor from receiving interest payments under the Subordinated Note subject to paragraph 3 hereof.  Subordinated Creditor hereby agrees that any and all liens and security interests related to the Subordinated Debt are subordinate in priority to the liens and security interests related to the Senior Indebtedness.

3.

If for any reason any of the Senior Indebtedness is not paid when due or is not paid on or before the maturity thereof, or if there shall occur and be continuing any event which with the giving of notice or lapse of time or both would constitute a default or event of default under any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness, then, unless and until such event of default or default shall have been cured, or unless and until the Senior Indebtedness shall be paid in full, the Subordinated Creditor will not ask for, sue for, take, demand, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

4.

The Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, if the making of such payment would constitute, or would result in the occurrence of, a violation of the provisions of any instrument or agreement evidencing, in connection with, as security for or providing for the issuance of any Senior Indebtedness or would result in the occurrence of any event which with the giving of notice or lapse of time or both would constitute an event of default or default under the provisions of any such instrument or agreement.

2

5.

In the event the Subordinated Creditor shall receive any payment or distribution on account of the Subordinated Debt which Subordinated Creditor is not entitled to receive under the provisions of the foregoing paragraphs 2, 3, or 4.  Subordinated Creditor will hold any amount so received in trust for Lender and will forthwith turn over such payment to Lender in the form received by Subordinated Creditor (together with any necessary endorsement) to be applied on the Senior Indebtedness.

6.

The Subordinated Creditor will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Debt or join with any other creditor, unless Lender shall also join, in bringing any proceedings against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the federal or any state government unless and until all Senior Indebtedness shall have been paid in full.

7.

In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, the Subordinated Creditor will at Lender's request file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Debt and will hold in trust for Lender and pay over to Lender, in the form received (together with any necessary endorsement), to be applied on the Senior Indebtedness, any and all monies, dividends or other assets received in any such proceedings on account of the Subordinated Debt unless and until the Senior Indebtedness shall be paid in full.  In the event that the Subordinated Creditor shall fail to take any such action requested by Lender, Lender, may, as attorney in fact for the Subordinated Creditor take such action on behalf of the Subordinated Creditor, and the Subordinated Creditor hereby appoints Lender as attorney in fact for the Subordinated Creditor to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim, proof of interest or other instrument of similar character and to take such other proceedings in Lender's own name or in the name of the Subordinated Creditor as Lender may deem necessary or advisable for the enforcement of this Subordination Agreement; and the Subordinated Creditor will execute and deliver to Lender such other and further powers of attorney or other instruments as Lender may request in order to accomplish the foregoing.

8.

(a)

Lender shall have the exclusive right, without the consent of Subordinated Creditor, (i) to take action with respect to, consent to the release of the liens of the Lender, or sell or otherwise dispose of, the Collateral in accordance with the Credit Agreement and the other Loan Documents or as permitted by applicable law, (ii) to enforce and realize upon the liens held by Lender, in accordance with the Loan Documents or as permitted by applicable law, (iii) to enforce all rights and privileges accruing to Lender by reason of, and in accordance with, the Loan Documents, and (iv) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Subordination Agreement or the Loan Documents.

3

(b)

Notwithstanding the occurrence of a default under the Subordinated Loan Documents or any other event, condition or circumstance whatsoever, prior to the full and final payment of the Senior Indebtedness, Subordinated Creditor shall not (i) take any action on its behalf of the type which Lender is entitled to take under Section 8(a), (ii) in any manner interfere with the liens or rights held by Senior Lender, or (iii) take any action with respect to any of the Collateral.

9.

Lender may, at any time, and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor, without impairing or releasing any of Lender's rights or any of the obligations of the Subordinated Creditor under this Subordination Agreement:

(a)

Change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, rearrange or otherwise modify or alter, the Senior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Senior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Debt);

(b)

Sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Indebtedness;

(c)

Release anyone liable in any manner for payment or collection of the Senior Indebtedness;

(d)

Exercise or refrain from exercising any rights against Borrower or others (including the Subordinated Creditor); and

(e)

Apply any sums received by Lender, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such a manner as Lender, in its sole discretion, may deem appropriate.

10.

The Subordinated Creditor will (i) cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt, (ii) at Lender's request promptly surrender or cause to be surrendered any such note, debenture, or instrument evidencing the Subordinated Debt so that a statement or legend may be entered thereon to the effect that such note, debenture, or other instrument is subordinated to the Senior Indebtedness in favor of Lender in the manner and to the extent set forth in this Subordination Agreement, (iii) mark the books of Subordinated Creditor to show that the Subordinated Debt is subordinated to the Senior Indebtedness in the manner and to the extent set forth in this Subordination Agreement, and (iv) cause all financial statements of the Subordinated Creditor hereafter prepared for delivery to any person to make specific reference to the provisions of this Subordination Agreement.

4

11.

The Subordinated Creditor agrees to execute any and all other instruments necessary as required by the Lender to subordinate the Subordinated Debt to the Senior Indebtedness as herein provided.

12.

Subordinated Creditor will not assign or transfer to others any claim the Subordinated Creditor has or may have against Borrower as long as any of the Senior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Subordination Agreement.

13.

The Subordinated Creditor represents and warrants that (i) neither the execution nor delivery of this Subordination Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, articles of incorporation or bylaws) to which Subordinated Creditor is now subject, and (ii) none of the Subordinated Debt is or will be subordinated to any other indebtedness of Borrower other than the Senior Indebtedness unless otherwise agreed by Lender.

14.

Notice of acceptance of this Subordination Agreement is waived, acceptance on the part of Lender being conclusively presumed by its request for this Subordination Agreement and delivery of the same to it.

15.

This Subordination Agreement may be assigned by Lender in connection with any assignment or transfer of the Senior Indebtedness.

16.

THIS SUBORDINATION AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

EXECUTED AND EFFECTIVE on the 1st day of August, 2003.

SUBORDINATED CREDITOR

FORBES MEDI-TECH (USA) INC.,

a Delaware corporation

By: ______________________________

Charles Butt

President

5

BORROWER

PHYTO-SOURCE, L.P.

a Texas limited partnership

By:

PHYTO-VENTURE, LLC,

a Texas limited liability company,

its General Partner

By:  ______________________________

Stephen P. Mayeux

Manager

By:  ______________________________

Charles Butt

Manager

LENDER

SOUTHWEST BANK OF TEXAS, N.A.

By: ______________________________

Blake Stoehr

Assistant Vice President

[ACKNOWLEDGMENTS FOLLOW]

6

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this _____ day of August, 2003, by Stephen P. Mayeux, Manager of Phyto-Venture, LLC, as general partner of Phyto-Source, L.P., a Texas limited partnership, on behalf of said partnership.

______________________________

[S E A L]

Notary Public, State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this _____ day of August, 2003, by Charles Butt, Manager of Phyto-Venture, LLC, as general partner of Phyto-Source, L.P., a Texas limited partnership, on behalf of said partnership.

______________________________

[S E A L]

Notary Public, State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this _____ day of August, 2003, by Blake Stoehr, Assistant Vice President of Southwest Bank of Texas, N.A., on behalf of said bank.

______________________________

[S E A L]

Notary Public, State of Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on this _____ day of August, 2003, by Charles Butt, President of Forbes Medi-Tech (USA) Inc., a Delaware corporation, on behalf of said corporation.

______________________________

[S E A L]

Notary Public, State of Texas